UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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STERLING BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOUIS J. CAPPELLI

         CHAIRMAN &

CHIEF EXECUTIVE OFFICER

April 4, 2012

Dear Shareholder:

Sterling Bancorp’s Annual Meeting of Shareholders will be held on Thursday, May 3, 2012, at 10:00 A.M. Eastern Time, at The University Club, One West 54th Street, New York, New York 10019, for the election of directors, for the ratification of the appointment of an independent registered public accounting firm, for advisory approval of the compensation of named executive officers, for an advisory vote on the frequency of advisory approval of the compensation of named executive officers, consideration of a shareholder proposal, if properly presented at the meeting, and to transact any other business as may come before the meeting. You are invited to attend this Annual Meeting.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Proxy material for the meeting accompanies this letter. You may vote your shares by using a toll-free telephone number or on the Internet (see the instructions on the accompanying proxy card), or you may sign, date and mail the proxy card in the postage paid envelope provided.

Thank you for your continued interest and support.

Sincerely,

/s/ Louis J. Cappelli

NOTICE OF ANNUAL MEETING
MAY 3, 2012

The Annual Meeting of Shareholders of Sterling Bancorp will be held on Thursday, May 3, 2012, at 10:00 A.M. Eastern Time, at The University Club, One West 54th Street, New York, New York 10019, to consider and act upon the following matters:

1. Election of ten (10) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

2. Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

3. Advisory approval of the compensation of the Company’s named executive officers.

4. Advisory vote on the frequency of advisory approval of compensation for named executive officers.

5. Shareholder proposal, if properly presented at the meeting.

6. Transaction of such other business as may properly come before the annual meeting or any adjournment thereof.

The close of business on March 19, 2012 has been fixed as the record date for the meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting.

IMPORTANT

We urge you to sign, date, and send in the enclosed proxy at your earliest convenience, or to vote via the toll-free telephone number or via the Internet as instructed on the proxy card, whether or not you expect to be present at the meeting. Sending in your proxy or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

By Order of the Board of Directors

Debra A. Ashton
Corporate Secretary

April 4, 2012

PROXY STATEMENT

April 4, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancorp (the “Company”) with respect to the Annual Meeting of Shareholders of the Company to be held on May 3, 2012. Any proxy given by a shareholder may be revoked at any time before it is voted by giving appropriate notice to the Corporate Secretary of the Company or by delivering a later dated proxy or by a vote by the shareholder in person at the Annual Meeting. Proxies in the accompanying form which are properly executed by shareholders and duly returned to the Company and not revoked will be voted for all nominees listed under “Election of Directors,” for ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for fiscal year 2012, for advisory approval of the compensation of the Company’s named executive officers, for advisory approval of annual advisory approval of the compensation for named executive officers, and against the shareholder proposal, if properly presented at the meeting, in each case unless the shareholder directs otherwise, and will be voted on any other matters in accordance with the Board of Directors’ recommendations. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 4, 2012.

The record date for the meeting is March 19, 2012. The outstanding shares of the Company at the close of business on March 19, 2012 entitled to vote at the Annual Meeting consisted of 30,924,832 Common Shares, $1 par value (the “Common Shares”).

The Common Shares are entitled to one vote for each share on all matters to be considered at the meeting and the holders of a majority of such shares, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on March 19, 2012 are entitled to vote at the Annual Meeting.

The Company’s proxy statement and the Company’s 2011 Annual Report to Shareholders are available at www.sterlingbancorp.com.

1 — ELECTION OF DIRECTORS

Ten directors, constituting the entire Board of Directors of the Company (the “Board”), are to be elected at the Annual Meeting of Shareholders to be held on May 3, 2012, to serve until the next Annual Meeting and until their respective successors have been elected. It is intended that, unless authority to vote for any nominee or all nominees is withheld by the shareholder, a properly executed and returned proxy will be voted in favor of the election as directors of the nominees named below. All nominees are members of the present Board of Directors, and were elected at the 2011 Annual Meeting of Shareholders. There is no family relationship between any of the nominees or named executive officers. None of the directors has served on the board of directors of any other public company in the last five years. In the event that any of the nominees shall not be a candidate, the persons designated as proxies are authorized to substitute one or more nominees, although there is no reason to anticipate that this will occur.

Based on the qualifications of the nominees described below, the Board of Directors has concluded that each nominee has the appropriate qualifications to serve as a director.

Directors are elected by a plurality of the votes cast. Your broker is not entitled to vote your shares on this matter if no instructions are received from you. Such broker non-votes are not considered votes cast and therefore will have no effect on the election of directors. Abstentions may not be specified as to the election of directors.

As described, each nominee brings to the Board valuable individual skills and experiences, and together they provide Sterling Bancorp with the vigorous and knowledgeable oversight necessary to guide our Company. Set forth below is information regarding the nominees:

Name, Principal Occupation for Last Five Years,
Business Experience, Directorship of the Company
and of Sterling National Bank (the “Bank”),
a Subsidiary of the Company, and Other Information

Robert Abrams

Mr. Abrams has been a Member of the law firm of Stroock & Stroock & Lavan LLP since 1994. Stroock & Stroock & Lavan LLP represents multinational corporations, private companies, individuals and emerging business enterprises. Mr. Abrams served as Attorney General of the State of New York (1979-1993) and also as Bronx Borough President (1970-1978). Mr. Abrams, born in 1938, has been a director of the Company since 1999; he is also a member of the Company’s Corporate Governance and Nominating Committee and Executive Committee.

Mr. Abrams has substantial government and legal experience, having served in elected positions for over 28 years, including three terms in the New York State Assembly, three terms as Borough President of the Bronx and four terms as Attorney General of the State of New York. In private practice at a major law firm for many years, he has extensive experience in government regulatory, litigation and commercial matters. Mr. Abrams is active in New York City and State matters, including as a member of the New York City Charter Review Commission.

Joseph M. Adamko

Mr. Adamko is the former Executive Vice President and Managing Director of Manufacturers Hanover Trust Co., now J.P. Morgan Chase Bank, N.A. (1983-1992). Mr. Adamko, born in 1932, has been a director of the Company since 1992; he is also a member of the Company’s Audit Committee.

Mr. Adamko has over 30 years of bank management experience, including loan and credit portfolio management, financial reporting, mergers and acquisitions, risk management, and budget and planning responsibilities. His banking experience was in the New York metropolitan region, where the Bank operates, and in similar industries, including textiles, apparel and retail. Mr. Adamko previously served as a director of a public company, Tommy Hilfiger Corporation, from 1993 to 2002.

Louis J. Cappelli

Mr. Cappelli joined the Company in 1949 and was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in 1992. He was also elected Chairman of the Board of Directors of the Bank in 1992. Mr. Cappelli, born in 1931, has been a director of the Company since 1971; he is a member of the Company’s Executive Committee. Mr. Cappelli also serves as Officer and Director of Sterling Banking Corporation, Chairman of the Board and Director of Sterling Factors Corporation, Sterling National Mortgage Company, Inc., Sterling Real Estate Holding Company Inc., and Sterling Resource Funding Corp.

Mr. Cappelli has served as Chairman and Chief Executive Officer of the Company for approximately 20 years, successfully leading the Company through various business cycles. His long experience with the Company and the Bank at all levels provides a valuable perspective on all aspects of the Company’s business. He serves in a critical leadership role including credit decisions, strategic planning, risk management, investment strategies and customer relations, among others.

Fernando Ferrer

Mr. Ferrer has been Co-Chairman of Mercury Public Affairs, LLC, a part of Omnicom Group Inc., which specializes in high-value public affairs related to business, government, politics and media since 2006. He is also Co-Chairman, IGR Group, a leading national, bi-partisan government relations firm, owned by Mercury Public Affairs, LLC. Mr. Ferrer was appointed to the Board of the Metropolitan Transit Authority by Governor Andrew Cuomo on June 26, 2011. He is the former President of the Drum Major Institute for Public Policy, a non-partisan, non-profit think tank (2002-2004). He served as Bronx Borough President (1987-2001). Mr. Ferrer, born in 1950, has been a director of the Company since 2002; he is also Chairman of the Company’s Corporate Governance and Nominating Committee and a member of the Compensation Committee.

Mr. Ferrer has over 25 years of leadership experience in New York City government, including 14 years as Bronx Borough President, five years as a member of the New York City Council and as a candidate for Mayor of New York City. Mr. Ferrer has extensive experience with New York City businesses, including real estate and housing, small business development, and community relations.

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Allan F. Hershfield

Dr. Hershfield has been President of Resources for the 21st Century, a higher education consulting firm, since 1998. He is the former President of the Fashion Institute of Technology, a member college of the State University of New York, recognized for design, fashion, art, communications and business (1992-1997). He was the Dean of Metropolitan College, Boston University (1989-1992), Executive Vice Chancellor, The University of Maryland (1980-1989) and Assistant Academic Vice President, University of California System (1974-1980). Dr. Hershfield, born in 1931, has been a director of the Company since 1994; he is also Chairman of the Company’s Compensation Committee and a member of the Executive Committee.

Dr. Hershfield has 28 years of increasingly responsible experience as an academic administrator and faculty member at major universities and colleges. He has also served as an educational consultant focusing on management, technology, public relations and marketing. He has broad experience in strategic and financial planning, as well as in management of human resources and training.

Henry J. Humphreys

Mr. Humphreys is Counselor-Permanent Observer, Mission of the Sovereign Military Order of Malta to the United Nations, an historic mission to help the sick and poor and the most disadvantaged in society, with programs that include medical and social assistance, disaster relief, emergency services, help for the elderly, the handicapped and children since 1998; he was Chancellor and Chief Operating Officer of the American Association of the Sovereign Military Order of Malta (1991-2000). He was a Senior Bank Officer at Bankers Trust Company (1953-1991). Mr. Humphreys, born in 1928, has been a director of the Company since 1994; he is also Chairman of the Company’s Audit Committee, and a member of the Compensation Committee and Executive Committee.

Mr. Humphreys has 38 years of experience as a bank officer at Bankers Trust Company, where he had credit review and financial analysis responsibility. He has been active in senior leadership and board positions throughout his career in numerous philanthropic organizations. Mr. Humphreys’ experience on boards of directors and trustees has included service as treasurer, and on finance and executive committees.

Robert W. Lazar

Mr. Lazar is Senior Advisor, Teal, Becker & Chiaramonte, CPAs, PC, an affiliate of CPAmerica International, one of the largest networks of independent certified public accounting firms in the United States, and Chair, University of Albany School of Business Advisory Board, since 2010. He was Senior Advisor to the Independent Bankers Association of New York State which represents the interests of independent community banks located throughout New York State (2006-2010). He was President and CEO of the New York Business Development Corporation that provides lending for small businesses (1987-2005). Mr. Lazar, born in 1944, has been a director of the Company since 2005; he is also a member of the Company’s Audit Committee.

Mr. Lazar, a Certified Public Accountant, has a broad audit and financial reporting background. From his 34 years with the New York Business Development Corporation, including 18 years as President and CEO, Mr. Lazar has deep familiarity with business development, banking, and small and middle market lending.

Carolyn Joy Lee

Ms. Lee has been a Partner in the New York law office of Jones Day since 2007. She was a Partner at the law firm of Roberts & Holland, LLP (1980-2007). Ms. Lee has served as Chair of the Tax Section of the New York State Bar Association and as Chair of the State and Local Tax Committee of the Association of the Bar of the City of New York, and has served as a member of various New York State and New York City tax-related advisory panels. Ms. Lee, born in 1957, has been a director of the Company since 2009; she is also a member of the Company’s Corporate Governance and Nominating Committee.

Ms. Lee, a tax law specialist, has a comprehensive understanding of business planning and strategy. She has held leadership positions in New York City and State tax and legal organizations.

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John C. Millman

Mr. Millman joined the Bank in 1976 as Senior Vice President and Commercial Loan Officer. He was named Executive Vice President in 1981 and President and Chief Executive Officer of the Bank in 1987. In 1993, Mr. Millman was elected President of the Company. Mr. Millman, born in 1942, has been a director of the Company since 1988; he is a member of the Company’s Executive Committee. Mr. Millman also serves as President and Director of Sterling Banking Corporation and Sterling Real Estate Holding Company Inc., Vice Chairman and Director of Sterling Factors Corporation, and Director of Sterling National Mortgage Company, Inc. and Sterling Resource Funding Corp.

Mr. Millman has held leadership positions since joining the Bank over 35 years ago, serving as President of the Bank for 25 years and of the Company for 19 years. Responsible for supervising all functions of the Bank including operations, lending and credit administration, he has unique knowledge and understanding of all aspects of the Company’s business.

Eugene T. Rossides

Mr. Rossides was a Senior Partner, Rogers & Wells LLP (now Clifford Chance US LLP) (1973-1993). He is a former Assistant Secretary of the United States Treasury Department (1969-1973). Mr. Rossides, born in 1927, has been a director of the Company since 1989; he is also a member of the Company’s Audit Committee and the Executive Committee.

Mr. Rossides is an expert in international law and trade. Beginning with high level government service with the U.S. Treasury Department, his long career of government service and private practice of law provides a depth of knowledge of government relations, security, regulatory matters and governance.

Each nominee is currently a director of the Bank.

Walter Feldesman, Esq., who served the Company as a director from 1975 to 2008, was elected by the Board of Directors to serve as Honorary Director at the pleasure of the Board of Directors at the 2008 Annual Meeting of Shareholders.

Reference is made to “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners” beginning on page 30 for information as to the nominees’ holdings of the Company’s equity securities.

In addition, the biographical information of the non-director named executive officers is as follows:

Name, Principal Occupation for Last Five Years,
Business Experience, Position in the Company
and the Bank, and Other Information

John W. Tietjen

Mr. Tietjen, a Certified Public Accountant, joined the Company in 1988 as Vice President of Finance. He previously served as Senior Vice President and Comptroller of a New York area bank. Mr. Tietjen was promoted to Executive Vice President and Chief Financial Officer of the Company and Executive Vice President of the Bank in 1997, following promotions to Chief Financial Officer of the Company in 1989 and to Senior Vice President of the Company and the Bank in 1992. He also served as Treasurer of the Company from 1992 to 2005. Mr. Tietjen also serves as a Director, Executive Vice President and Treasurer of Sterling Factors Corporation, Treasurer and Director of Sterling Real Estate Holding Company, Inc., and Sterling Banking Corporation.

Howard M. Applebaum

Mr. Applebaum joined the Bank in 1992 as Vice President and Corporate Banking Team Leader. Previously, he worked for twelve years as a corporate banking officer and team leader at two New York based banking institutions. He was promoted to Senior Vice President and officer in charge of corporate banking in 1998. In 2001, Mr. Applebaum was promoted to Executive Vice President and Chief Lending Officer for the Bank, overseeing commercial lending activities for the bank as the Senior Credit Risk Officer. Mr. Applebaum is also Executive Vice President and Director of Sterling Resource Funding Corp. and a Director of Sterling Factors Corporation, Sterling National Mortgage Company, Inc. and Sterling Real Estate Holding Company, Inc.

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Eliot S. Robinson

Mr. Robinson originally joined the Bank in 1993 as Vice President and Loan Review Officer. He was named Senior Vice President in 1994 with responsibilities for Credit Administration and Information Technology. In 1997, Mr. Robinson joined a banking software vendor.  In 1998, he rejoined the Bank as Executive Vice President for Information Services and Operations.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Company’s Compensation Committee (the “Committee”) establishes and implements the Company’s compensation program for the named executive officers. The Committee also monitors how the Company follows that program, and how the program fits the Company’s compensation philosophy. Throughout this proxy statement, the executive officers included in the Summary Compensation Table on page 15 are referred to as the “named executive officers.”

The Compensation Committee

Committee Members and Independence.  Allan F. Hershfield (chair), Fernando Ferrer, and Henry J. Humphreys are the members of the Committee. Each member of the Committee qualifies as an independent director under New York Stock Exchange (the “NYSE”) listing standards and the Company’s Corporate Governance Guidelines.

Role of Committee.  The Committee operates under a written charter adopted by the Board of Directors. The charter was amended on February 23, 2012 to reflect repayment of the Series A Preferred Shares issued to the U.S. Treasury Department. See “Regulation of Compensation Paid by Financial Institution” below. A copy of the charter is available at www.sterlingbancorp.com under Committee Charters. The fundamental responsibilities of the Committee are: to adopt, review, and refine an executive compensation philosophy and guiding principles that reflect the Company’s mission, values, and long-term strategic objectives; to discharge the Board of Directors’ duties and responsibilities relating to the compensation of the Company’s executive officers and other personnel and compensation matters affecting the Company; to make recommendations to the Board of Directors regarding the Company’s general compensation philosophy with respect to the Chairman and Chief Executive Officer and the President, and oversee the development and implementation of compensation programs; to establish compensation-related performance objectives under the Incentive Plan for executive officers that support the Company’s strategic plan; to establish, review and approve corporate goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer and the President and to evaluate the job performance of the Chairman and Chief Executive Officer and the President in light of those goals and objectives; determine the total compensation levels of the senior executive officers and to allocate total compensation among the various components of executive pay; to make recommendations to the Board of Directors regarding equity-based and incentive compensation plans; and to determine that the Company’s compensation arrangements do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company.

Committee Meetings.  The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held three meetings during fiscal year 2011 and has held two meetings so far during fiscal year 2012. The Committee typically meets with the Chairman and Chief Executive Officer and with the Chief Financial Officer, where appropriate, and with outside advisors. The Committee regularly meets in executive session without management.

The Committee receives and reviews materials for each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that it has specifically requested. Depending on the agenda for the particular meeting, these materials may include: financial reports on year-to-date performance versus budget and compared to prior year performance; calculations and reports on levels of achievement of individual and corporate performance objectives; reports on the Company’s strategic objectives and budget for future periods; reports on the Company’s current year performance versus a peer group of companies; information on the executive officers’ stock ownership and option holdings; information regarding equity compensation plan dilution; estimated grant-date values of stock options (using the Black-Scholes valuation methodology); tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement, or

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following a change in control of the Company; and information regarding compensation programs and compensation levels in the peer group of companies identified by compensation consultants.

Compensation Philosophy

The Company believes that appropriate compensation should align the executives’ interests with those of shareholders and should not encourage management to take unreasonable or unnecessary risks, and that the period during which incentive compensation is earned should be aligned with the length of time estimated to be needed in order to see whether or not the taking of risk has produced the intended beneficial result. The Company further believes that the incentive compensation should be reduced or eliminated if expected results are not achieved and will claw back any such payments as required by applicable law, rule and regulation. The Committee evaluates compensation to ensure that the Company maintains its ability to attract and retain highly qualified and effective employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at certain other financial institutions (as described below in the section entitled “Benchmarking” beginning on page 9).

The Committee believes that the most important factors in measuring the performance of its executive officers are asset quality, capital adequacy, earnings, liquidity and management. In arriving at compensation recommendations, numerous factors are taken into consideration and evaluated based on each officer’s level of responsibility with the Company. While current year performance against the immediately preceding year is among the factors considered, the consistency of performance over prior years may also be considered by the Committee.

The Compensation Setting Process

The Committee makes all decisions regarding salary, non-equity incentive awards and equity awards for the Chairman and Chief Executive Officer and the President. The Committee considers historical compensation levels, competitive pay practices at peer group companies, and the relative compensation levels among the Company’s named executive officers. The Committee may also consider industry conditions, corporate performance versus the peer group companies, and the overall mix of compensation elements. Compensation decisions are generally made in the first quarter of the fiscal year, although the compensation planning process neither begins nor ends with any particular Committee meeting.

The Committee annually receives from the Chairman and Chief Executive Officer and the President recommendations for salary, bonuses and equity awards for the named executive officers and other executive officers. The most significant aspects of the role of the Chairman and Chief Executive Officer and the President in the compensation setting process are evaluating performance of the named executive officers, other than that of the Chairman and Chief Executive Officer and the President, and recommending salary levels, bonuses and equity awards. These recommendations for the other named executive officers are reviewed and after discussion are approved by the Committee.

The Committee chair, in consultation with the Chief Financial Officer, establishes the agenda for Committee meetings. At the request of the Committee, management also prepares meeting information for each Committee meeting. The Committee also receives information and advice from the Company’s independent compensation consultant described below under “Committee Advisors” on page 8. The Chairman and Chief Executive Officer and the Chief Financial Officer participate in Committee meetings at the Committee’s request.

Regulation of Compensation Paid by Financial Institution

The Company received approval from the U.S. Treasury Department to repurchase all 42,000 of the Company’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, liquidation preference of $1,000 per share (“Series A Preferred Shares”) issued to the U.S. Treasury Department in December 2008 under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”). The Company repurchased the Series A Preferred Shares on April 27, 2011 for $42 million. The Company also repurchased the warrant for 516,817 shares of common stock issued to the U.S. Treasury Department under TARP CPP for approximately $0.95 million. Therefore, as of April 28, 2011, the Company was no longer subject to the TARP CPP regulations related to executive compensation and also, as a result of the repurchase of the Series A Preferred Shares, the Company was no longer subject to regulations related to compensation of named executive officers under the American Recovery and Reinvestment Act of 2009 (the “ARRA”).

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TARP CPP participants were required to agree to significant restrictions on executive compensation as a condition of the TARP CPP during the period in which the Treasury holds an equity position in the Company which ended on April 27, 2011 (the “CPP Covered Period”). ARRA created additional compensation-related limitations and required the Secretary of the United States Treasury to establish additional standards for executive compensation that will apply to the Company, given its participation in the TARP CPP during the CPP Covered Period. The ARRA standards applied to the named executive officers of the Company and certain of these ARRA standards also applied to up to the next 20 of the Company’s most highly compensated employees, in each case, through April 27, 2011. Under ARRA, the compensation restrictions included the following:

No Severance or Change in Control Payments. The ARRA standards prohibit severance payments resulting from termination of employment for any reason, or any payment due to a change in control, except for payments for services performed or benefits accrued. The ARRA standards also prohibit the payment of any tax gross-ups.

Recovery of Incentive Compensation if Based on Certain Material Inaccuracies. The ARRA standards contain a “clawback provision” in relation to any bonus or retention award and other incentive compensation paid to any of the Company’s named executive officers and other ARRA-covered employees that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

No Compensation Arrangements That Encourage Earnings Manipulation. The ARRA standards prohibit the Company from entering into compensation arrangements that encourage manipulation of the reported earnings of the Company to enhance the compensation of any of the Company’s employees.

Limits on Incentive Compensation. The ARRA standards prohibit the payment or accrual of any bonus, retention award or incentive compensation to the Company’s named executive officers and other ARRA-covered employees other than awards of long-term restricted stock that (i) do not become fully transferable until the end of the CPP Covered Period, (ii) have a value not greater than one-third of the total annual compensation of the employee and (iii) are subject to transfer restrictions based on the level of repayment of financial assistance received, and (iv) must be forfeited if the employee does not continue performing substantial services for at least two years from the date of grant, other than due to the employee’s death, disability or a change in control before the second anniversary of the date of grant. The prohibition on bonus, incentive compensation and retention awards does not preclude payments required under written employment contracts entered into on or prior to February 11, 2009.

Limit on Federal Income Tax Deductions. During the CPP Covered Period, the Company was prohibited from taking a federal income tax deduction for compensation paid to named executive officers in excess of $500,000 per year.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Dodd-Frank Act has already resulted, and will continue to result, in sweeping changes in the regulation of financial institutions aimed at strengthening the sound operation of the financial services sector. The Dodd-Frank Act’s provisions that have received the most public attention generally have been those applying to or more likely to affect larger institutions. However, it contains numerous other provisions that will affect all banks and bank holding companies, including the implementation of corporate governance revisions with regard to executive compensation and proxy access by shareholders.

The Dodd-Frank Act requires U.S. financial regulators, including the Federal Reserve Board, to establish joint regulations or guidelines prohibiting incentive-based payment arrangements at certain regulated entities, including bank holding companies and national banks, having at least $1 billion in total assets, that encourage inappropriate risks by providing an executive officer, employee, director or potential shareholder with excessive compensation, fees or benefits or that could lead to material financial loss to the entity. In addition, these regulators must establish regulations or guidelines requiring enhanced disclosure to regulators of incentive-based compensation arrangements. The initial version of these regulations was proposed by the U.S. financial regulators in February 2011 and the regulations become effective in 2012. If the regulations are adopted in the form initially proposed, they will impose limitations on the manner in which the Company structures compensation for its executives and directors, and require the Company to adopt additional policies and procedures.

In June 2010, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”) issued comprehensive final guidance on incentive compensation policies intended to ensure that the incentive compensation policies of banking organizations do not undermine the safety and soundness of such organizations by encouraging excessive risk-taking. The incentive compensation guidelines, which cover all employees who have the ability to materially affect the risk profile of an organization, either individually or as part of a group, are based upon the key principles that a banking organization’s incentive compensation arrangements should (i) provide incentives that do

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not encourage risk-taking beyond the organization’s ability to effectively identify and manage risks, (ii) be compatible with effective internal controls and risk management, and (iii) be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors.

The Federal Reserve will review, as part of the regular, risk-focused examination process, the incentive compensation arrangements of banking organizations, such as the Company, that are not “large, complex banking organizations.” These reviews will be tailored to each organization based on the scope and complexity of the organization’s activities and the prevalence of incentive compensation arrangements. The findings of the supervisory initiatives will be included in reports of examination. Deficiencies will be incorporated into the organization’s supervisory ratings, which can affect the organization’s ability to make acquisitions and take other actions. Enforcement actions may be taken against a banking organization if its incentive compensation arrangements, or related risk-management control or governance processes, pose a risk to the organization’s safety and soundness and the organization is not taking prompt and effective measures to correct the deficiencies.

In February 2011, the FDIC issued a notice of proposed rulemaking for a joint rule to implement the Dodd-Frank Act requirement that the federal financial regulators prohibit, at any financial institution with consolidated assets of at least $1 billion, incentive pay that they determine encourages inappropriate risks. The OCC, the Federal Reserve, the Federal Office of Thrift Supervision, the National Credit Union Administration, the Securities and Exchange Commission (the “SEC”) and the Federal Housing Finance Agency are all expected to propose the same rule. The proposed joint rule has four main components: (i) prohibiting incentive arrangements that encourage inappropriate risks by providing excessive compensation; (ii) prohibiting incentive arrangements that encourage inappropriate risks that could lead to a material financial loss; (iii) requiring policies and procedures commensurate with the institution’s size, complexity and use of incentive arrangements; and (iv) requiring annual reports on incentive structures to the appropriate agency. Once all of the agencies listed above have completed their review and approval process of the proposed joint rule and the proposed rule is published in the Federal Register, there will be a 45-day comment period. The final joint rule will become effective six months after the final rule is published in the Federal Register.

In addition, in the first half of 2011, the SEC adopted rules concerning say-on-pay votes and golden parachute compensation arrangements. These rules require the Company to make enhanced disclosures to the SEC, and require the Company to provide its shareholders with a non-binding say-on-pay vote to approve the compensation of the named executive officers, a non-binding vote to determine how often the say-on-pay vote will occur and, in certain circumstances, a non-binding vote to approve, and proxy disclosure of, golden parachute compensation arrangements.

The scope and content of the U.S. banking regulators’ and the SEC’s rules on executive compensation are continuing to develop and are likely to continue evolving in the near future, and therefore the Company cannot predict what those rules will ultimately provide. The Company is keeping abreast of these developments and will revise its compensation policies and programs to respond to new requirements as they develop.

Result of Advisory Vote Regarding the Compensation of the Executive Officers at the 2011 Annual Meeting

At the Company’s 2011 Annual Meeting of Shareholders, over 91% of the shares voting “FOR” or “AGAINST” the proposal voted in favor of the compensation of the named executive officers. The Compensation Committee considered the vote as confirmation that the Company’s approach to executive compensation was satisfactory to shareholders.

Committee Advisors

The Committee has the authority to hire and terminate any independent compensation consultants or advisors and approve their compensation. These consultants and advisors are engaged on behalf of the Committee and paid by the Company.

Since 2008, the Committee has engaged Total Compensation Solutions, LLC (“TCS”) to design and review the Company’s peer group of companies, which is based on asset size, geography, and similarity of business model and to evaluate the compensation for the Company’s Chairman and Chief Executive Officer and the President. The Company has also engaged TCS for 2012. TCS is a consulting firm with expertise in executive compensation and benefits specializing in, among other areas, financial institutions including banks and thrifts. TCS will only do compensation work for the Company as authorized by the Committee. The Committee directed the Chief Financial Officer to coordinate with TCS and to provide any requested information to enable TCS to report to the Committee with the requested peer group compensation data and to evaluate the compensation for the Company’s Chairman and Chief Executive Officer and the President. TCS provided a research report to the Committee regarding compensation at those companies.

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Benchmarking

The Committee does not set named executive officer compensation levels by reference to specific benchmarks for comparable positions at its identified peer group of companies; rather, the Committee uses information provided by TCS about the compensation programs relating to the top two highest paid positions of other financial institutions in or near a major metropolitan area in the Northeastern states with total assets between approximately $1.0 billion and $6.0 billion and/or having a similar business model to the Company’s as an information “market check” of compensation levels. Overall, the Committee’s focus in reviewing information about other financial institutions is to determine if compensation decisions that the Committee has made, in its discretion and in accordance with the Company’s overall compensation policies and practices, are consistent with the market. In light of the fact that the Committee does not establish compensation levels based on specific average or individual levels at other financial institutions, the actual compensation levels set by the Committee, in its discretion, may exceed or be lower than compensation levels at the other companies that the Committee considers.

The component companies that constituted the peer group for 2011 are as follows:

Brookline Bancorp – Brookline, MA	Lakeland Bancorp, Inc. – Oak Ridge, NJ
Center Bancorp – Morristown, NJ	Oceanfirst Financial Corp. – Toms River, NJ
Flushing Financial Corp. – Lake Success, NY	Provident Financial Services – Jersey City, NJ
Hudson Valley Holding Corp. – Yonkers, NY	Provident NY Bancorp – Montebello, NY
Intervest Bancshares Corp. – New York, NY	Signature Bank – New York, NY
Investors Bancorp – Short Hills, NJ	Sun Bancorp – Vineland, NJ
Kearny Financial Corp. – Fairfield, NJ	Tompkins Financial – Ithaca, NY

Since 2008, six companies have been eliminated from the peer group: Willow Financial Bancorp (which was acquired by Harleysville National Corporation), USB Holdings (which was acquired by KeyCorp), Lakeland Financial, Republic First Bank, and Harleysville National Corporation (which were acquired by First Niagara Financial Group) and Smithtown Bancorp (which was acquired by Peoples United). Four companies were added to the group that meet the criteria of the peer group: Center Bancorp, Hudson Valley Holding Corp., Intervest Bancshares Corp. and Tompkins Financial.

Executive Compensation Review

In February 2012, the Committee engaged TCS to review and assess the market position and compensation for the Company’s two most senior executives, Mr. Cappelli and Mr. Millman. TCS reviewed cash compensation and the long-term incentive compensation (“Total Direct Compensation”) received by Mr. Cappelli and Mr. Millman, and compared it to that of the two highest paid executives of the peer group for 2011. TCS concluded that the 2010 Total Direct Compensation for Mr. Cappelli is in the 42nd percentile of the peer group and the 2010 Total Direct Compensation for Mr. Millman is in the 73rd percentile of the peer group. In the opinion of TCS, executives with the length of service and performance of Mr. Cappelli and Mr. Millman would be expected to be paid at or above the 75th percentile of the peer group with respect to their Total Direct Compensation. TCS excluded increases in pension value as these are longevity-based benefits and can vary widely depending on the executive’s length of service. The increase in pension amounts for Mr. Cappelli and Mr. Millman reflect their very long service with the Company. TCS also compared the stock ownership practices within the peer group and found that Mr. Cappelli’s stock ownership percentage was the third highest among the peer group at 3.0% and Mr. Millman’s stock ownership percentage was the second highest among the peer group at 1.6%. 79% of the highest paid employees in the peer group had stock ownership under 1% and 85% of the second highest paid employees in the peer group had stock ownership under 1%. A high ownership percentage is indicative of a commitment to the performance of the company.

2011 Executive Compensation Components

For the fiscal year ended December 31, 2011, the principal components of compensation for named executive officers were: base salary; performance-based incentive compensation; and retirement and other benefits.

Base Salary

The Company provides named executive officers with base salary to compensate them for services rendered during the fiscal year. During its review of base salaries for named executive officers, the Committee primarily considers: market data provided by outside sources, including TCS; internal review of the named executive officer’s compensation, both individually and relative to other

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employees; and individual performance of the named executive officer. For performance in fiscal year 2010, the Committee awarded salary increases to each named officer but did not grant bonuses or other non-equity incentives, given the restrictions under ARRA. Accordingly, salary increases of $147,351 and $65,841 were awarded to the Chairman and Chief Executive Officer and the President, respectively, who each waived the cost of living adjustment, as provided under their employment agreements. On the recommendation of the Chairman and Chief Executive Officer and the President, based upon the performance review process, salary increases for fiscal year 2011 of $27,816, $22,345 and $16,503 were approved by the Committee for Messrs. Tietjen, Applebaum, and Robinson, respectively.

Performance-Based Incentive Compensation

The Committee, together with TCS, designed a Short Term Executive Incentive Plan (the “Plan”) in 2010, which applied to 2011 compensation for the named executive officers. The Plan was developed within the context of sound total compensation and reward principles and the Emergency Economic Stabilization Act of 2008 (“EESA”) Section 111(b) and ARRA requirements, as described above. The purpose of the Plan was to provide the named executive officers and other key employees with short term rewards and total compensation opportunities comparable to those named executive officers and key employees with similar responsibilities in other banks, financial institutions and other comparable companies, while satisfying the ARRA standards. The Plan was designed to attract and retain outstanding executive personnel by rewarding these senior executives for their contributions and commitment to the Company. The intent of the Plan was to focus participants on enhancing the long-term value of the Company, and nothing in the Plan was to be construed as encouraging participants to incur excessive or unnecessary risks to the Company.

In 2011, the Company made restricted stock grants to named executive officers with the award amounts determined pursuant to the Plan which comply with the ARRA standards based on performance in 2010; although the awards were made under the Stock Incentive Plan (the “SIP”). These awards are described under “Equity Compensation” below on page 11.

Incentive Compensation for 2009 was determined under the Key Executive Incentive Bonus Plan (the “Incentive Plan”) first adopted by the Board of Directors in 2001 and approved by shareholders at the 2001 Annual Meeting of Shareholders, and reapproved at the 2006 Annual Meeting of Shareholders. The purpose of the Incentive Plan was to ensure that bonus payments made to certain key executive employees would be tax deductible to the Company under the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to certain executive officers unless such payments are “performance-based” in accordance with the conditions specified under Section 162(m) of the Code and the related Treasury Regulations. In anticipation of the possibility that TARP CPP would no longer be applicable to the Company at some time in 2011, the Board of Directors on March 24, 2011 reapproved the Incentive Plan, with certain modifications to update the plan. The Incentive Plan was submitted to and reapproved by shareholders at the 2011 Annual Meeting.

Following the repayment in full of the TARP CPP funds, the Committee met in June 2011 to establish performance goals for the eight month period from May 1, 2011 to December 31, 2011, under the Incentive Plan, which was approved by shareholders at the annual meeting on May 5, 2011. The metrics are based on the criteria under the Incentive Plan including return on average assets, tangible equity/tangible assets, nonperforming assets/total assets, average portfolio loans, average demand deposits and pre-tax, pre-loan loss provision income, and asset quality, capital adequacy, earnings, liquidity and management. The goals were based on the following metrics: (1) current period return on average assets meeting or exceeding the Company’s average over the prior five years or the current year peer group average; (2) current period tangible equity/tangible assets meeting or exceeding the Company’s average over the prior five years or the current year peer group average; (3) current period non-performing assets/total assets meeting or exceeding the Company’s average over the prior five years or the current year peer group average; (4) current period average portfolio loans exceeding by 10% the Company’s average over the prior five years; (5) current average demand deposits exceeding by 10% the Company’s average over the prior five years; or (6) current period pre-tax, pre-loan loss provision income exceeding by 10% the Company’s average over the prior five years or 5% of the Company’s previous year.

The Committee established maximum award amounts under the Incentive Plan of $1,000,000 for the Chairman and Chief Executive Officer and $350,000 for the President, which were approximately 50% less than the maximums established prior to the application of the TARP and ARRA restrictions. The maximum bonus levels established for each of the other named executive officers was $125,000.

At meetings in February and March 2012, the Committee reviewed the performance metrics including but not limited to the current period return on average assets of the Company, current period tangible equity/tangible assets and current period nonperforming assets/total assets compared to the Company’s prior five years average and the current year peer group average. The

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results, as certified by the Chief Financial Officer, indicated that most of the 2011 goals were met or were exceeded. The Committee noted that pre-tax, pre-loan loss provision income for the Company was approximately $34 million for the year ended December 31, 2011 compared to $30 million at December 31, 2007, at the start of the economic turndown and prior to the Company’s participation in TARP. The Committee also reviewed material prepared by TCS comparing the Company’s performance with that of its peer group and the compensation of the Chairman and Chief Executive Officer and the President with the highest paid and second highest paid officers, respectively, of the peer group. Performance criteria were compared to the Company’s prior year actual results and average prior five years results, as well as to the Peer Group current year average. Under the Incentive Plan, the Committee may exercise its discretion in determining compensation, provided that one or more of the metrics are met. The Committee determined and the Board of Directors ratified awards under the Incentive Plan of $475,000 to Mr. Cappelli and $194,000 to Mr. Millman. On the basis of the review and recommendation of the Chairman and Chief Executive Officer and the President, the Committee approved the payment of bonus awards of $65,000 to Mr. Tietjen, $65,000 to Mr. Applebaum and $41,100 to Mr. Robinson.

Equity Compensation

The Company’s shareholders approved the SIP at the 1992 Annual Meeting of Shareholders, with amendments approved by shareholders at the various Annual Meetings of Shareholders between 1995 and 2002. The SIP is intended to strengthen the Company’s ability to attract and retain directors and employees of high competence and to increase the identity of interest of such directors and employees with those of the Company’s shareholders. Under the SIP, the Committee may grant awards in the form of Incentive Stock Options (“ISO”), within the meaning of Section 422 of the Internal Revenue Code (the “Code”), Non-Qualified Stock Options (“NQSO”), Stock Appreciation Rights, Restricted Stock, or a combination of these forms of awards.

At the same time as it set the increased base salary levels for 2011, the Committee recommended restricted stock awards, consistent with the requirements of TARP CPP, be granted to the executive officers based on 2010 performance (as described below in the section entitled “Significant 2012 Compensation Actions” on page 13).

On December 29, 2008, the Company amended certain provisions of the SIP in order to comply with Section 409A of the Code by providing that the purchase price of each share subject to an NQSO shall be such price as is determined by the Board of Directors on the date such NQSO is granted, but in no event shall it be less than the fair market value of a share on the date on which the NQSO is granted, and the fair market value shall be the closing price of a share on the date of the grant.

On March 24, 2011, the Board of Directors granted restricted shares to the named executive officers pursuant to the SIP, consistent with the requirements of TARP CPP as the Company had not yet repurchased the Series A Preferred Shares and warrants pursuant to the TARP CPP. The number of restricted shares granted to Messrs. Cappelli, Millman, Tietjen, Applebaum and Robinson was 20,854, 8,990, 2,108, 2,734 and 1,904 shares, respectively. The value of the stock grants based on the $9.71 per share price on the date of the grant was $202,500, $87,300, $20,475, $26,550 and $18,495, respectively. The shares will vest 50%, 25% and 25% on the second, third and fourth anniversaries of the grant date, subject to (1) accelerated vesting upon death, disability and change in control and (2) continued vesting upon retirement after the second anniversary of the grant date subject to compliance with a non-compete agreement. The awards were made in the form of restricted shares in order to comply with the ARRA standards. The restricted stock grants were made pursuant to the SIP based on performance in 2010, although the actual awards were made under the SIP in 2011.

Retirement Plans

Qualified Plan.  The Sterling Bancorp/Sterling National Bank Employees’ Retirement Plan (the “qualified plan”) is a defined benefit plan that covers eligible employees of Sterling Bancorp and Sterling National Bank and certain of its subsidiaries, who were hired prior to January 3, 2006. The qualified plan gives credit for credited service under terminated predecessor plans but provides, in substance, for a participant’s vested benefits under such plans to be offset against the benefits to be provided to the participant under the qualified plan. Accordingly, the retirement benefits for a continuing employee can be determined simply by reference to the provisions of the qualified plan. An employee becomes eligible for participation in the qualified plan upon the attainment of age 21 and the completion of one year of service. All contributions required by the qualified plan are made by the employers and no employee contributions are required or permitted.

Supplemental Plan.  The Code imposes compensation and benefit limits on the retirement benefits payable to highly compensated employees under a qualified plan. The Company has a Supplemental Executive Retirement Plan for designated employees (the “SERP”), which provides for supplemental retirement payments to such persons in amounts equal to the difference between retirement benefits such persons actually receive under the qualified plan and the amount such individuals would have received if such Code limitations were not in effect. The Company is in compliance with Section 409A of the Code.

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The qualified plan and the SERP are more fully described in the narrative following the Pension Benefits for Fiscal Year 2011 Table.

Employment Contracts and Change in Control Agreements

The Company has agreements with Messrs. Cappelli and Millman providing for employment terms extending until December 31, 2016 and December 31, 2014, respectively. In addition to providing an annual base salary, a discretionary annual incentive award as determined by the Committee, and allowing participation in the health and benefit plans available to other executives of the Company, these agreements contain severance provisions and change in control provisions. These agreements were entered into upon the recommendation of the Board’s Committee in 1993 and approved by the Board of Directors. They were amended and restated in 2002 and were further extended by their terms by one additional year, each year since 2003. The most recent extension was made in March 2012.

The Company has change in control severance agreements with certain other officers, including Messrs. Tietjen and Applebaum, providing for severance payments if the officer is terminated by the Company without cause or by the executive for good reason within two years following a change in control. The Company has change in control severance and retention agreements with certain other officers, including Mr. Robinson. Upon the commencement of a transaction that could result in a change in control, Mr. Robinson agrees that he will not voluntarily leave the employ of the Company, other than for good reason, until such change in control occurs or such action is terminated or abandoned.

The Company did not enter into any new employment or change in control agreements with any named executive officer in 2011.

The employment and the change in control agreements provide for the payment of severance in the event of certain terminations and/or in connection with a change in control. A change in control generally includes such events as the acquisition of more than 20% of the outstanding common shares of the Company unless directly from the Company, a reorganization, merger or consolidation of the Company where Company shareholders hold less than 60% of the resulting company, a change in at least two-thirds of the Board of Directors, or the sale or disposition of all or substantially all of the assets of the Company. To retain the executive officers and ensure that executive officers can act in the best interests of the Company without distraction due to their personal employment situation, the Committee determined that certain severance payments were appropriate in the event of a change in control.

On December 29, 2008, the Company entered into amendments to compensatory arrangements with its executive officers. The amendments provide for certain changes that the Company believes are required to comply with, or be exempt from, the requirements of Section 409A of the Code, which governs non-qualified deferred compensation arrangements. Amendments to the employment agreements of Louis J. Cappelli and John C. Millman provide that the payment of severance will be made in a lump sum promptly following a qualifying termination of employment, both prior to and following a change in control and in the event of death or disability. The ability of the executive officers to terminate employment for any reason during the 13 months following a change in control was removed, and the definition of “good reason” was restricted. Amendments to the change in control severance agreements of John W. Tietjen, Howard M. Applebaum, and another key employee remove the executive’s ability to terminate employment for any reason during the thirteenth month following a change in control and narrow the definition of “good reason.” Amendments to the change in control and severance and retention agreements of Eliot S. Robinson and five other executive officers provide that the payment of severance, if the executive is terminated during the termination period, will be paid in a lump sum and narrow the definition of “good reason.”’

Each senior executive officer signed an amendment to his or her employment contract or change in control agreement that complied with the terms of TARP CPP as applicable during the CPP Covered Period, which terminated April 27, 2011. These amendments are discussed in detail in “Regulation of Compensation Paid by Financial Institution” beginning on page 6 of this proxy statement.

These severance arrangements are discussed in detail in “Potential Payments upon Termination or Change in Control,” beginning on page 21 of this proxy statement.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program. The Company and the Committee believe that these benefits are beneficial to the Company in attracting and retaining qualified executives, and to remain competitive with its peers.

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Generally, employees are provided with insurance based on salary with a cap that is less than the salary of the executives. The executive life insurance covers the difference for the certain executive officers. The Chairman and Chief Executive Officer and the President are provided with corporate cars and club memberships in accordance with their employment contracts and commensurate with their positions in the Company. Named executive officers are also eligible for an annual health examination.

Tax and Accounting Implications

In determining executive compensation, the Committee takes into consideration the deductibility of executive compensation under Section 162(m) of the Code that provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. This treatment was modified further by the Company’s participation in the TARP/CPP as described under “Regulation of Compensation paid by Financial Institution” beginning on page 6 of this proxy statement. The Company believes that the compensation paid to the named executive officers for 2011 was fully deductible for federal income tax purposes up to the TARP deduction limit of $500,000, although the restricted stock grants made in March 2011 do not qualify as performance-based compensation for purposes of Section 162(m) of the Code.

Significant 2012 Compensation Actions

Base Salary Increases. The Committee approved base salary increases for the Company’s named executive officers effective January 1, 2012, consistent with the Committee’s historical practice of increasing base salary in the first quarter of the year retroactive to January 1 of that year. The increases rewarded the successful efforts of the Company’s senior management in maintaining the Company’s financial stability through a severe economic downturn. The Committee increased named executive officers’ base salaries in order to fairly compensate the named executive officers for their performance.

Salary levels are considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of the Chairman and Chief Executive Officer and the President are based on the Committee’s assessment of the individual’s performance. In setting the base salary increases, the Committee based its decisions on the application of quantitative and qualitative reviews of executive performance and the Company’s overall performance in 2011 and the contribution of that performance of each of the named executive officers. In fiscal year 2012, the Committee awarded salary increases of two percent to each named officer. The Chairman and Chief Executive Officer and the President each waived the cost of living adjustments as provided under their employment agreements which would have been 2.66%. Salary increases for fiscal year 2012 of $22,363, $12,821, $6,467, $7,086, and $6,224 were approved by the Committee for Messrs. Cappelli, Millman, Tietjen, Applebaum, and Robinson, respectively.

TARP Risk Disclosure

The ARRA standards described under “Regulation of Compensation Paid by Financial Institution” above, beginning on page 6, required, among other things, that the Committee periodically review and identify the Company’s senior executive officer and employee compensation plans in order to ensure that the plans and programs do not encourage unnecessary or excessive risks to the Company. In compliance with these standards, the Committee met with the senior risk officer to review the risks associated with our senior executive officer and employee compensation plans.

Our senior executive officers, and our other employees, participate in compensation structures generally consisting of cash salary, incentive awards under the Plan, equity-based incentive awards under the SIP, as well as benefits categorized as “perquisites” or “other” compensation under the SEC rules. The Company also provides the senior executive officers and employees with retirement benefits under various defined benefit and defined contribution plans, including the tax-qualified plans and, in the case of certain executive officers, the SERP, which are described beginning on page 11of this Compensation Discussion and Analysis under “Retirement Plans” and on pages 20 and 21 in the narrative to the Pension Benefits table.

The Committee engaged TCS in February 2012 to review the Plan to determine whether it complied with the ARRA standards, for the period prior to repayment of TARP CPP funds. In March 2012, the Committee, together with the senior risk officer of the Company, met to finalize the comprehensive review of the senior executive officer and employee compensation plans, and review the TCS report.

TCS worked with the Company to draft the Plan within the context of sound total compensation and reward principles and the ARRA standards. In establishing the specific metrics and annual targets for the Plan, the Committee sought to ensure that such

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metrics and targets would not encourage participants to incur excessive or unnecessary risk. The metrics for the 2011 Plan year for the CPP Covered Period were: asset quality, capital adequacy, earnings, liquidity and management.

Awards granted to senior executive officers pursuant to the Plan, which were granted in the form of equity-based awards under the SIP were granted with four-year vesting, so that increased shareholder value must be long-term for the recipient to maximize the potential value of the awards. The Plan provides for a limit of the amount of awards that may be granted to an individual award recipient each year. The Committee believes the Plan does not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of the Company and does not encourage short-term results rather than long-term value creation or the manipulation of reported earnings. For employees who were not subject to the ARRA standards who received an annual cash bonus under the Plan, the Committee believes that the receipt of long-term awards under the SIP helps to balance the short-term aspects of the Plan, such that employees are not encouraged to achieve short-term results that may jeopardize the Company in the long term.

Similarly, awards under the SIP are typically subject to long-term vesting and the SIP provides for the ability to grant awards in different forms, such as, stock options, stock appreciation rights and restricted stock, so that the Company can provide a mix of awards for which value is only realized as the stock price increases and full-value awards. While the ARRA standards do not permit the Company to grant stock options and stock appreciation rights to employees covered under the standards, the Committee believes that this traditional ability to grant a mix of awards helps mitigate the risk that an employee will take risks to realize short-term results that jeopardize long-term value creation.

The Committee also believes that the other elements of the senior executive officers and employee compensation do not encourage our senior executive officers or employees to take unnecessary and excessive risks that threaten the value of the Company and do not encourage short-term results rather than long-term value creation or the manipulation of reported earnings. In addition to the balancing and mitigating of risks based on different types of awards with different time-horizons, the Company’s senior executive officers and other employees who were subject to the ARRA standards were also subject to a clawback if a bonus payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, which the Committee also believes helps to ensure that the Plan and the SIP do not encourage manipulation of earnings.

After taking into account the analysis conducted by our senior risk officer and TCS, the Committee concluded that none of the compensation plans of the organization subject the Company to unnecessary or excessive risk or encourage the manipulation of reported earnings to enhance the compensation of any employee.

2012 Goals

In considering the establishment of targets for 2012 performance, the Committee discussed the continuation of the fragile economic environment and its impact in establishing specific targets for 2012. The Committee reaffirmed its decision to consider the financial performance criteria outlined in the Plan: earnings, capital, asset quality, liquidity, management and other performance measures. The Committee continued for 2012 the maximum award levels, which were established for the eight-month period to which the Incentive Plan applied in 2011, of $1,000,000 for the Chairman and Chief Executive Officer, $350,000 for the President and $125,000 for each of the other named executive officers.

The Committee reviewed and approved specific performance metrics for 2012 based upon percentages of the Company’s average prior five years and the peer group current year average for return on average assets, tangible equity/tangible assets, and nonperforming assets/total assets. The Committee also established metrics based on the Company’s average prior five years for average portfolio loans, average demand deposits, pre-tax, pre-loan loss provision income and pre-tax, pre-loan loss provision income based on the prior year actual.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Compensation Earnings ($)(4)		All Other Compensation ($)(6)	Total ($)

Louis J. Cappelli	2011	1,118,149	—	202,500	475,000	3,372,467	(5)	30,116	5,198,232
Chairman of the Board and	2010	970,798	—	202,500	—	2,815,494		33,318	4,022,110
Chief Executive Officer,	2009	823,157	—		—	1,893,046		49,397	2,765,600
Sterling Bancorp Chairman of the Board, Sterling National Bank
John C. Millman	2011	641,035	—	87,300	194,000	1,000,629		109,198	2,032,162
President,	2010	575,194	—	87,300	—	743,753		108,821	1,515,068
Sterling Bancorp	2009	509,181	—		—	340,773		152,153	1,002,107
President and Chief Executive Officer, Sterling National Bank
John W. Tietjen	2011	323,357	65,000	20,475	—	181,891		28,730	619,453
Executive Vice President and	2010	295,541	—	20,475	—	164,429		22,182	502,627
Chief Financial Officer,	2009	277,725	—		—	101,740		53,067	432,532
Sterling Bancorp Executive Vice President, Sterling National Bank
Howard M. Applebaum	2011	354,307	65,000	26,550	—	138,243		23,402	607,502
Senior Vice President,	2010	331,962	—	26,550	—	106,619		24,511	489,642
Sterling Bancorp	2009	309,618	—		—	41,316		23,501	374,435
Executive Vice President, Sterling National Bank
Eliot S. Robinson	2011	311,209	41,100	18,495	—	133,792		—	504,596
Executive Vice President,	2010	294,706	—	18,495	—	182,835		—	496,036
Sterling National Bank	2009	278,203	—		—	102,870		—	381,073

(1)	The performance-based incentive compensation for the Chairman and Chief Executive Officer and the President awarded under the Incentive Plan is shown as Non-Equity Plan Compensation for 2011. The other named executive officers were awarded bonuses set forth in the Table.
(2)	These columns reflect the aggregate grant date fair value of stock awards and stock options. No stock option awards were made to any of the named executive officers in 2009, 2010 or 2011. The value of the 2010 stock awards is based on the per-share price of the Common Stock on the date of grant of $9.23; the value of the 2011 stock awards is based on the per-share price of Common Stock on the date of the grant of $9.71.
(3)	The non-equity incentive plan compensation made in 2011 were cash awards payments pursuant to the Incentive Plan.
(4)	The amount in this column represents the increase in the total lump sum pension benefit value (qualified and non-qualified) from year to year. For 2009, this also includes a decrease of $6,013 in Mr. Applebaum’s pension benefit value as a result of his election of a joint and survivor annuity as opposed to a lump sum distribution. The change in the amounts in this column for Mr. Cappelli for 2009 reflect an increase in the accumulated benefit under the SERP because the calculation of the qualified plan offset has been revised to reflect that Mr. Cappelli’s interest in the qualified plan was fully distributed, and he has ceased to earn accruals in the qualified plan, prior to those years. Payments made from the qualified plan in 2009 and 2010 were made erroneously on the advice of the Company’s actuary and were restored to the qualified plan.
(5)	$671,802 of the Change in Pension Value in 2011 for Mr. Cappelli is due to the lower applicable discount rate for 2011.

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(6)	The amount in this column represents the annual premium paid for executive life insurance. The amount for Mr. Millman includes $14,847 of incremental cost for the personal use of a corporate car. Pursuant to their employment contracts, Messrs. Cappelli and Millman are entitled to the use of an automobile for business use, and in the case of Mr. Cappelli, the use of a driver for business purposes. Messrs. Cappelli and Millman are entitled to reimbursement for ordinary and necessary business expenses, memberships and use of clubs as a source of business origination and maintenance of customer relationships for the Company, and travel and entertainment incurred in the performance of their duties. Since the club memberships are used only for business purposes, the Company does not consider the cost of the memberships to be perquisites. For business purposes, Mr. Cappelli has the use of a New York City apartment at an annual rent of $45,600. While he may occasionally make personal use of the apartment, there is no incremental cost to the Company. The incremental cost of Mr. Cappelli’s perquisites in 2011 (consisting of personal use of the car and driver) was less than $10,000. Mr. Tietjen and Mr. Applebaum’s compensation also includes reimbursement for executive health expenses.

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GRANTS OF PLAN BASED AWARDS

	All other Stock Awards	Grant Date
	Number of Shares of	Fair Value of
Name	Stock (#) (1)	Stock Awards ($) (2)
Louis J. Cappelli	20,854	202,500
John C. Millman	8,990	87,300
John W. Tietjen	2,108	20,475
Howard M. Applebaum	2,734	26,550
Eliot S. Robinson	1,904	18,495

_______________

(1)	See footnote (4) to the “Outstanding Equity Awards at Fiscal Year End for Fiscal Year 2011” on page 18. Dividends are payable on the restricted shares at the standard dividend rate payable to all shareholders.
(2)	The dollar value of the stock grants is based on the $9.71 per share price, the closing price on the date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR 2011

	Option Awards						Stock Awards (3)(4)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Louis J. Cappelli	2/06/02	47,250	—		14.60	2/6/12	3/25/10	21,939	202,500
							3/24/11	20,854	202,500

John C. Millman	2/06/02	37,800	—		14.60	2/6/12	3/25/10	9,458	87,300
							3/24/11	8,990	87,300

John W. Tietjen	2/06/02	37,800	—		14.60	2/6/12	3/25/10	2,218	20,475
								2,108	20,475

Howard M. Applebaum	2/06/02	18,900	0		14.60	2/6/12	3/25/10	2,876	26,550
	3/15/07	0	10,000	*	17.99	3/15/17	3/24/11	2,734	26,550

Eliot S. Robinson	2/06/02	14,175	0		14.60	2/6/12	3/25/10	2,003	18,495
	3/15/07	0	10,000	*	17.99	3/15/17	3/24/11	1,904	18,495

_______________

(1)	On December 15, 2005, the Committee approved the accelerated vesting and exercisability of all unvested and unexercisable stock options to purchase common shares of the Company held by directors or officers on December 19, 2005. Management proposed the acceleration of vesting to eliminate the impact of adopting FAS 123R, Share-Based Payments on the consolidated financial statements with respect to existing options. As a result, options to purchase 68,250 common shares, which would otherwise have vested and become exercisable from time to time over the next four years, became fully vested and immediately exercisable as of December 19, 2005. The number of shares and exercise prices of the options subject to acceleration were unchanged. In order to limit unintended personal benefits, the Committee imposed transfer restrictions on any shares received by an optionee upon exercise of an accelerated option before the earliest date on which, without such acceleration, such option would have been vested and exercisable in respect of such shares. Such transfer restrictions will expire on the earlier of such earliest date or the date of the optionee’s death.

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(2)	The options shown in this column marked with an “*” vested on March 15, 2012. Additional information regarding options, including restrictions on exercise, is provided in Note 17 of the financial statements filed with the Company’s Annual Report on Form 10-K for fiscal year 2011.
(3)	On March 25, 2010, the Board of Directors granted restricted shares to the named executive officers pursuant to the SIP, consistent with the requirements of TARP CPP. The shares will vest 50%, 25% and 25% on the second, third and fourth anniversaries of the grant date, subject to (1) accelerated vesting upon death, disability and change in control and (2) continued vesting upon retirement after the second anniversary of the grant date subject to compliance with a non-compete agreement. The restricted stock will be transferable in 25% increments in accordance with the Company’s repayment of the TARP CPP funds. The restricted shares were issued at $9.23 per share, the closing price on the date of the grant. The number of restricted shares granted to Messrs. Cappelli, Millman, Tietjen, Applebaum and Robinson was 21,939, 9,458, 2,218, 2,876 and 2,003 shares, respectively. The value of the stock grants based on the $9.23 per share price was $202,500, $87,300, $20,475, $26,550 and $18,495, respectively. The restricted stock grants were made pursuant to the SIP based on performance in 2009, although the actual awards were made under the SIP in 2010.
(4)	On March 24, 2011, the Board of Directors granted restricted shares to the named executive officers pursuant to the SIP, consistent with the requirements of TARP CPP. The shares will vest 50%, 25% and 25% on the second, third and fourth anniversaries of the grant date, subject to (1) accelerated vesting upon death, disability and change in control and (2) continued vesting upon retirement after the second anniversary of the grant date subject to compliance with a non-compete. The restricted shares were issued at $9.71 per share, the closing price on the date of the grant. The number of restricted shares granted to Messrs. Cappelli, Millman, Tietjen, Applebaum and Robinson was 20,854, 8,990, 2,108, 2,734 and 1,904 shares, respectively. The value of the stock grants based on the $9.71 per share price was $202,500, $87,300, $20,475, $26,550 and $18,495, respectively. The restricted stock grants were made pursuant to the SIP based on performance in 2010, although the actual awards were made under the SIP in 2011.

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PENSION BENEFITS FOR FISCAL YEAR 2011

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)

Louis J. Cappelli	Sterling Bancorp/Sterling National Bank
	Employees’ Retirement Plan	59.83	0	0

	Sterling Bancorp/Sterling National Bank
	Supplemental Pension Benefit Plan	59.83	23,182,820	0

John C. Millman	Sterling Bancorp/Sterling National Bank
	Employees’ Retirement Plan (3)(4)	34.25	1,652,526	102,384

	Sterling Bancorp/Sterling National Bank
	Supplemental Pension Benefit Plan	34.25	5,362,334	0

John W. Tietjen	Sterling Bancorp/Sterling National Bank
	Employees’ Retirement Plan (3)(4)	22.00	878,171	72,891

	Sterling Bancorp/Sterling National Bank
	Supplemental Pension Benefit Plan	22.00	410,232	0

Howard M. Applebaum	Sterling Bancorp/Sterling National Bank
	Employees’ Retirement Plan	18.50	433,398	0

	Sterling Bancorp/Sterling National Bank
	Supplemental Pension Benefit Plan	18.50	222,759	0

Eliot S. Robinson	Sterling Bancorp/Sterling National Bank
	Employees’ Retirement Plan (3)(4)	17.00	888,799	62,222

	Sterling Bancorp/Sterling National Bank
	Supplemental Pension Benefit Plan	17.00	0	0

(1)	Present value of accumulated benefits is based on a 5.1% discount rate and the RP2012 Annuitants/Non-Attuitants Mortality Tables for Males and Females. The Sterling Bancorp/Sterling National Bank Supplemental Pension Benefit Plan (Supplemental Plan) amounts shown are based on the option elected which is a lump sum for all except for Mr. Applebaum, who elected a 50% Joint & Survivor Annuity. The lump sum was determined based on the December 2011 Segment Rates (2.07% for the first five years, 4.45% for the next 15 years and 5.24% thereafter) and the IRS published 2012 Applicable Mortality Table.
(2)	The payments during the last fiscal year show the benefits which have been distributed by the Sterling Bancorp/Sterling National Bank Employees’ Retirement Plan (Qualified Plan) to Mr. Millman, Mr. Tietjen and Mr. Robinson. The benefit amount paid during 2011 was provided by Sterling Bancorp and calculated by the Company’s actuaries.
(3)	Messrs. Millman, Tietjen and Robinson are receiving monthly benefits from the Qualified Plan, which benefits will increase for continued annual accruals.
(4)	The amounts shown in the last two columns above represent the present value of the corresponding benefit under the Qualified Plan based on the elected option.

Material Terms of Pension Benefits

The Bank maintains a qualified and a non-qualified retirement plan for employees of the Bank. Employees of the affiliates are covered under a 401(k) savings plan with an employer match. The Bank employees are also in the 401(k) plan, but do not receive the match unless hired after January 2, 2006. The qualified plan is funded by a trust and covers substantially all regular employees of the Bank who were hired before January 3, 2006 and who had attained age 21 and became members of the plan on January 1st or July 1st following one year of employment. All other Bank employees are not covered by the retirement plan, but can participate in the 401(k)

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plan and receive an employer match. Service for purposes of vesting and eligibility (“Vesting Service”) begins at date of employment. Service for purposes of the amount of the retirement benefit (“Credited Service”) begins at date of membership. Employees are fully vested in their accrued retirement benefit once they earn five years of Vesting Service. Employees do not contribute to the plan and Bank contributions are determined on an actuarial basis.

Under the qualified plan, normal retirement is age 65. Benefits under the plan are calculated under a defined formula based on years of Credited Service and final average compensation (excluding bonuses, commissions and other special pay). An employee’s final average compensation is based upon the employee’s average annual earnings during the 60 consecutive months out of the 240 consecutive months before retirement in which such earnings were the highest. The normal form of payment is a life annuity with 120 monthly payments guaranteed or a 50% joint and survivor annuity depending on the employee’s marital status when payments begin. Benefits accrued as of December 31, 1984 were assumed by the John Hancock Insurance Company in a termination/re-establishment of the plan. All benefits provided under the plan are net of any benefit accrued as of December 31, 1984.

The annual normal retirement benefit is equal to the sum of (a) and (b) below multiplied by years of Credited Service and reduced by (c):

a.	1.2% of final average compensation
b.	0.3% of final average compensation in excess of $8,000
c.	The accrued benefit under the prior plan as of December 31, 1984

Retirement prior to age 65 is permitted (“Early Retirement”) if the employee has attained age 50 with 20 years of Vesting Service when his or her employment ends. If the employee was a member of the prior plan on December 31, 1984, Early Retirement eligibility is age 55 with 10 years of Vesting Service. Early Retirement benefits are based on the same formula as normal retirement, except that if payments begin prior to age 65, the benefit is reduced actuarially to reflect the longer period of time for which payments are expected to be made.

Various optional forms of payment are available upon retirement including a single life annuity, 10-year certain and life annuity and 50%, 75% and 100% joint & survivor annuities. All optional forms are calculated as the actuarial equivalent of the normal form of payment. The qualified plan was amended in August 2010 to comply with the Heroes Earning Assistance and Relief Tax Act of 2008 (“HEART Act”). The HEART Act provides certain benefits and protection for employees while on active military service.

The SERP pays the amount that cannot be paid from the qualified plan due to limitations under Section 415 of the Code to any employee who is a member of the Excess Benefit Portion of the Plan but not a member of the select management group. The SERP also pays benefits that cannot be paid from the qualified plan due to both Section 401(a)(17) and the Code’s Section 415 limitations for members of the select management group only. The eligibility, service and commencement provisions of the SERP mirror those of the qualified plan. Benefits under the SERP are based on the same formula as the qualified plan, except that for purposes of the final average compensation calculation, bonuses are considered pensionable pay. Optional forms under the SERP are the same as the qualified plan, except that a lump sum is also available. The SERP was amended in August 2010 to clarify that the definition of beneficiary may include beneficiaries other than a spouse.

Potential Payments upon Termination or Change in Control

In accordance with the agreements described above under “Employment Contracts and Change in Control Agreements,” payments will be due to the named executive officers upon certain termination or change in control events. The amount due to each named executive officer varies depending upon the terms of his contract, his tenure and compensation history with the Company, and the type of triggering event.

Upon termination due to death or disability, Messrs. Cappelli and Millman, are each entitled to a lump sum equal to six months of his base salary in the case of death, and a lump sum equal 50% of his base salary for 6 months in the case of termination due to disability. Upon termination due to death, Mr. Cappelli would be entitled to $570,256 and upon termination due to disability, Mr. Cappelli would be entitled to $285,128. Upon termination due to death, Mr. Millman would be entitled to $326,928 and upon termination due to disability, Mr. Millman would be entitled to $163,464. If Messrs. Cappelli or Millman is terminated by the Company without cause or resigns for good reason, they are each entitled to receive (i) a lump sum severance payment equal to his base salary through the end of his employment term described above under “Employment Contracts and Change in Control Agreements”, (ii) a pro rata bonus for the year of termination (based on the highest annual bonus earned in the preceding three fiscal years), (iii) the continuation of health and other welfare benefits until the contract expiration date, and (iv) the full amount due under any profit-sharing or similar plan calculated as if the executive had been terminated on the last day of the calendar year. If Messrs. Cappelli or Millman is terminated without cause or resigns for good reason within two years following a change in control, he

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is entitled to, among other things, a cash payment in an amount equal to the severance payments described in clauses (i), (ii), and (iv) of the preceding sentence, the continuation of benefits described in clause (iii) of the preceding sentence, and a cash payment equal to three times the executive’s highest annual bonus earned during the three fiscal years preceding the date of termination. In addition, the executive will be entitled to the present value of the benefits he would have been entitled to under the Company’s retirement and supplemental retirement plans, as well as continuation of his life and health insurance plans, for the remaining term of his employment agreement. Upon such termination after a change in control, the severance payment described in clause (i) above will be paid to Messrs. Cappelli and Millman in a lump sum in an amount equal to the base salary that would have been payable to him for the longer of the remaining term of his employment agreement or 36 months.

If terminated by the Company without cause or by the executive for good reason within two years following a change in control, Messrs. Tietjen and Applebaum are entitled to lump sum payments equal to two times the annual base salary of the executive, a pro rata bonus for the year in which the termination occurred, two times the highest annual bonus earned by the executive during the three fiscal years preceding termination, and the present value of the benefits the executive would have been entitled to under the Company’s retirement and supplemental retirement benefit plans if his employment had continued for two years. In addition, the executive will be entitled to continuation of his medical and insurance benefits for two years after termination. These agreements can be cancelled by the Company upon three years’ notice but continue for two years after a change in control that occurs during the term of the agreement.

If within one year following a change in control Mr. Robinson’s employment is terminated, the Company will pay Mr. Robinson a lump sum cash severance amount equal to his highest annual base salary during the 12-month period immediately prior to termination. If Mr. Robinson remains employed for one year after a change in control, the Company will pay him a retention bonus equal to his highest annual base salary during the period commencing one year prior to a change in control and ending on the date of payment of the retention bonus.

In the event that any compensation payments made to, or benefits provided to, Messrs. Cappelli, Millman, Tietjen, and Applebaum in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code (“IRC Section 4999”), the Company will provide a gross-up payment in an amount such that, after withholding for or payment of all federal, state, and local income, and excise taxes, and any penalties and interest on the gross-up payment, the remaining amount is equal to the IRC Section 4999 excise tax on the compensation payments; provided, however, that if Messrs. Tietjen and Applebaum would not be subject to the excise tax if their payments and benefits were reduced by up to five percent, their payments and benefits will be so reduced and they will receive no gross-up.

Upon the termination of each named executive officer’s employment, he will be entitled to his qualified and non-qualified (as applicable) pension benefits, as described above in the Pension Benefit Table. The discussion below describes the estimated amount of severance benefits and the value of continued benefits that would have been payable to each of the named executive officers if employment had been terminated by the Company without cause or by him for good reason (a “Good Reason Event”) or in connection with a change in control under the circumstances described above (a “CIC Event”) on December 31, 2011.

Upon a Good Reason Event, Mr. Cappelli would receive severance pay with a present value of $4,472,596, $475,000 as the value of his pro rata bonus for the year of termination, $84,586 as the estimated value of group life and group medical coverage, and $140,312 representing the value of the continuation of his club memberships and automobile benefits, amounting to $5,172,494. Upon a CIC Event, he would receive a total of $7,424,943, consisting of severance pay of $4,472,596, a severance bonus of $1,425,000, $827,449 as a severance payment attributable to the crediting of additional years of service under the qualified plan and SERP, $475,000 as the value of his pro rata bonus for the year of termination, $84,586 as the estimated value of group life and group medical coverage, and $140,312 representing the value of the continuation of his club memberships and automobile benefits. Mr. Cappelli would receive as an excise tax gross up (excise tax calculated in accordance with the Code’s Section 4999) the amount of $3,029,174 upon a CIC event.

Upon a Good Reason Event, Mr. Millman would receive severance pay with a present value of $1,282,068, $194,000 as the value of his pro rata bonus for the year of termination, $59,044 as the estimated value of group life and group medical coverage, and $51,716 representing the value of the continuation of his club membership and automobile benefits, amounting to $1,586,828. Upon a CIC Event, he would receive $3,337,214, consisting of severance pay of $1,923,102, $582,000 as a severance bonus, $414,566 as a severance payment attributable to the crediting of additional years of service under the qualified plan and SERP, $194,000 as the value of his pro rata bonus for the year of termination, $88,566 as the estimated value of group life and group medical coverage, $57,406 representing life insurance premiums on split dollar life insurance policies held on his behalf that will continue to be paid by the Company, and $77,574 representing the value of the continuation of his club membership and automobile benefits. Mr. Millman would receive $1,291,182 representing the amount payable as an excise tax gross up (excise tax calculated in accordance with the Code’s Section 4999) upon a CIC Event.

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Upon a CIC Event, Mr. Tietjen would receive a total of $997,870, consisting of severance pay of $646,714, a severance bonus of $130,000, $65,000 as the value of pro rata bonus for the year of termination, $22,643 as the estimated value of group life and group medical coverage, $107,730 as a severance payment attributable to the crediting of additional years of service under the qualified plan and SERP, and $25,783 representing life insurance premiums on split dollar life insurance policies held on his behalf that will continue to be paid by the Company. Mr. Tietjen would receive $375,086 representing the amount payable as an excise tax gross up (excise tax calculated in accordance with the Code’s Section 4999) upon a CIC Event.

Upon a CIC Event, Mr. Applebaum would receive a total of $1,354,140, consisting of severance pay of $708,612, a severance bonus of $130,000, $65,000 as the value of his pro rata bonus for the year of termination, $48,227 as the estimated value of group life and group medical coverage, $297,134 as the present value of unreduced early retirement under the SERP, $70,939 as a severance payment attributable to the crediting of additional years of service under the qualified plan and SERP, and $34,228 representing life insurance premiums on split dollar life insurance policies held on his behalf that will continue to be paid by the Company. Mr. Applebaum would receive $541,392 representing the amount payable as an excise tax gross up (excise tax calculated in accordance with the Code’s Section 4999) upon a CIC Event.

Upon a CIC Event, Mr. Robinson would receive severance pay with a present value of $311,209.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee, Messrs. Humphreys, Hershfield, and Ferrer is, or has been, an officer or employee of the Company, and each has been determined by the Board to be independent under the rules of the SEC and the NYSE. See “Corporate Governance Practices – Director Independence.”

COMPENSATION COMMITTEE REPORT

The Company repurchased the Series A Preferred Shares issued to the U.S. Department of the Treasury under TARP on April 27, 2011. As required by ARRA, during the part of the most recently completed fiscal year that was a TARP period (i.e., January 1, 2011 to April 27, 2011 (the “2011 TARP Period”), the Compensation Committee met with the senior risk officer of the Company to discuss and evaluate the Company’s employee compensation plans to ensure that such compensation plans do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company.

As required under ARRA, during the 2011 TARP Period, the Compensation Committee certifies that:

(1) it has reviewed with the senior risk officer of the Company the named executive officer compensation arrangements and has made all reasonable efforts to ensure that these plans do not encourage named executive officers to take unnecessary and excessive risks that threaten the value of the Company;

(2) it has reviewed with the senior risk officer of the Company the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3) it has reviewed the employee compensation plans to determine that these plans do not include any features that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the section of the Compensation Discussion and Analysis entitled “TARP Risk Disclosure” is incorporated into this Compensation Committee Report by reference.

Dated: March 2, 2012

ALLAN F. HERSHFIELD, CHAIR	FERNANDO FERRER	HENRY J. HUMPHREYS

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Meetings and Attendance of Directors; Certain Committees; Corporate Governance Practices; Fees

During the year ended December 31, 2011, the Board of Directors of the Company held five regularly scheduled meetings. In addition, various committees of the Board met at regular meetings. No director attended fewer than 75% of the meetings of the Board or any committee of the Board he or she served.

The Company has standing Audit, Compensation, Corporate Governance and Nominating, and Executive Committees.

Audit Committee.  The members of the audit committee (the “Audit Committee”) are Messrs. Humphreys (chair), Adamko, Lazar, and Rossides. The Audit Committee held four meetings during the year ended December 31, 2011. In carrying out its responsibilities, the Audit Committee engaged Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2011. The Board has determined that each of the members of the Audit Committee is “independent” as that term is defined in the applicable NYSE listing standards and regulations of the SEC and all members are financially literate as required by the applicable NYSE listing standards. In addition, the Board has determined that at least one member of the Audit Committee has the financial expertise required by the applicable NYSE listing standards and is an “Audit Committee Financial Expert” as defined by applicable standards of the SEC. The Board has determined that each of the members of the Audit Committee is qualified as an Audit Committee Financial Expert.

Compensation Committee.  The members of the compensation committee (the “Compensation Committee”) are Messrs. Hershfield (chair), Ferrer, and Humphreys. The Compensation Committee held three meetings during the year ended December 31, 2011. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined by the applicable NYSE listing standards. The Compensation Committee reports to the Board on issues concerning executive officer compensation, including the relationship between compensation and performance and the measures of performance to be considered, and concerning the compensation and other key terms of employment agreements. (See “Compensation Discussion and Analysis” beginning on page 5 of this proxy statement).

Corporate Governance and Nominating Committee.  The members of the corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) are Messrs. Ferrer (chair), Abrams, and Ms. Lee. The Corporate Governance and Nominating Committee held two meetings during the year ended December 31, 2011. The Board has determined that all of the members of the Corporate Governance and Nominating Committee are “independent” as the term is defined by the applicable NYSE listing standards. The Corporate Governance and Nominating Committee evaluates the following criteria, as set forth in the Company’s Corporate Governance Guidelines, in making recommendations to the Board of Directors for director nominees: personal qualities and characteristics, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; ability and willingness to commit adequate time to Board of Directors and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial, and responsive to the needs of the Company; and diversity of viewpoints, background, experience, and other demographics.

The Corporate Governance Guidelines affirm that the Board seeks members from diverse professional backgrounds who encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business. The Board considers diversity of viewpoints, background, experience and other demographics in identifying nominees. There is no formal process for implementing this policy.

The Corporate Governance and Nominating Committee will evaluate, using the above-mentioned criteria, any nominees for director submitted by shareholders pursuant to the procedure outlined under “2013 Annual Meeting” on page 35 of this proxy statement.

Executive Committee.  The members of the executive committee (the “Executive Committee”) are Messrs. Cappelli (chair), Millman, Abrams, Humphreys, Hershfield, and Rossides. The Executive Committee has the authority to act on most matters that the full Board of Directors could have acted on during intervals between Board meetings. The Executive Committee held one meeting during the year ended December 31, 2011.

All of the directors on the slate attended the 2011 Annual Meeting of Shareholders. The Company does not have a policy concerning Board members’ attendance at annual shareholder meetings.

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Corporate Governance Practices

The Board of Directors has long been committed to sound and effective corporate governance practices.

The Company’s management has closely reviewed, internally and with the Board of Directors, the provisions of the Sarbanes-Oxley Act of 2002, the related SEC rules, and the NYSE corporate governance listing standards regarding corporate governance policies and procedures. As a result of this review process, the Board of Directors determined that it was not necessary to modify the charters of the Audit Committee and the Compensation Committee in 2011; each charter was updated in March 2012. The Corporate Governance and Nominating Committee Charter and the Corporate Governance and Nominating Committee Guidelines were amended in March 2012 to clarify the roles of directors and management.

The Board of Directors continues to monitor guidance from the SEC, the NYSE, and other relevant agencies regarding corporate governance procedures and policies and will continue to assess these charters to ensure full compliance with the applicable requirements.

Director Independence.  A majority of the members of the Board of Directors have historically been independent and key committees are composed solely of independent directors in accordance with applicable SEC and NYSE rule requirements. The Board of Directors has determined that a majority of the current directors are “independent” as that term is defined by applicable SEC and NYSE rules. These independent directors are:

Robert Abrams	Henry J. Humphreys
Joseph M. Adamko	Robert W. Lazar
Fernando Ferrer	Carolyn Joy Lee
Allan F. Hershfield	Eugene T. Rossides

In order to evaluate and determine the independence of the directors, the Board solicits information from directors regarding transactions, relationships and arrangements with the Company, the Bank or any other affiliate of the Company. Other than customary banking relationships (such as checking and savings accounts) with, and loans (such as lines of credit or mortgage loans) to, independent directors in the ordinary course of the Bank’s business at terms and conditions not more favorable than those afforded by the Bank to its other similarly situated customers, no such transaction, relationship or arrangement was reported by any independent director. The Board is not aware, in light of the applicable SEC and NYSE rule requirements, of any such transaction, relationship or arrangement that would rise to the level such that it could reasonably be deemed to impair the director’s exercise of independent judgment and autonomy in carrying out the duties and responsibilities of a director.

Code of Ethics.  In November 2003, the Board of Directors adopted a Code of Ethics for the Company’s Board of Directors, officers, and employees in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which the Company is subject. All directors, officers, and employees of the Company are expected to be familiar with the Code of Ethics and to adhere to its principles and procedures.

Corporate Governance Guidelines.  The Board of Directors adopted a comprehensive set of Corporate Governance Guidelines on November 21, 2003, which were updated and approved by the Board of Directors on March 8, 2012. These guidelines address governance issues including director independence, criteria for Board membership, dealings of the Board in executive session, expectations regarding attendance and participation in meetings, authority of the Board of Directors and committees to engage outside independent advisors as they deem appropriate, succession planning for the Chief Executive Officer, and annual Board evaluation. The Chairman of the Corporate Governance and Nominating Committee will preside at the executive sessions of the Board of Directors.

The Company’s Bylaws provide that the Chairman of the Board shall be the Chief Executive Officer of the Company. The Board of Directors believes that the present leadership structure, with a single person serving as both Chairman of the Board and Chief Executive Officer, along with the effective oversight by the independent directors ensures that the Company will be led by the individual who is most familiar with its business, its unique challenges in the current environment, and who is best suited to lead discussions on matters that affect the Company. Combining the Chairman and Chief Executive roles also helps ensure that the Company has a single leader who speaks with one voice to its stakeholders and the broader public. The Board of Directors further believes that the position of Chairman of the Board and Chief Executive Officer should be held by the same person because this combined role has served the Company well for many years and continues to provide strong and consistent leadership. The Board of Directors believes that it is its responsibility to elect the best leader for the Company and the Board of Directors and should not be constrained by a requirement that the Chairman be limited to someone who has not served as an executive officer of the Company. Together with the full Board of Directors, including Audit, Compensation and Corporate Governance and Nominating Committees

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comprised solely of independent directors, the combined Chairman and Chief Executive Officer provide effective oversight of the Company.

The Corporate Governance and Nominating Committee will consider nominations submitted by shareholders in accordance with the procedures set forth in the Company’s Bylaws, as described on page 36. Such nominations will be evaluated in accordance with criteria for director selection described in the Corporate Governance Guidelines.

On March 2, 2012, the Corporate Governance and Nominating Committee amended the Corporate Governance Guidelines to clarify the roles of directors and management.

Transactions with Related Persons.  The Board of Directors has approved a “Related Person Transaction Policy” that covers any transactions in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) any “Related Person” has a direct or indirect material interest. A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder owning an excess of five percent of the total equity of the Company, and an “immediate family member” of any such person.

In deciding whether to approve or ratify any Related Person Transaction, the Board of Directors, a committee thereof, or a designated director, are to consider the following factors, to the extent relevant to the transaction: whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Person; whether there are business reasons for the Company to enter into the Related Person Transaction; whether the Related Person Transaction would impair the independence of an outside director; and whether the Related Person Transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or Related Person, the direct or indirect nature of the director’s, executive officer’s or Related Person’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors the Board of Directors or committee deems relevant.

All transactions subject to the Related Person Transaction Policy must be approved or ratified by the Board of Directors. If the transaction involves a Related Person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Board of Directors that considers such transaction. In the discretion of the Board of Directors, the consideration of such transaction may be delegated to a committee of the Board of Directors. In the event that management determines it is impractical or undesirable to wait until a Board of Directors or committee meeting to approve a Related Person Transaction, the chair of the committee may review and approve the transaction in accordance with the criteria set forth herein.

The Company is not aware of any Related Person Transaction or contemplated Related Person Transaction in 2011.

Procedures for Communications to the Board of Directors, Audit Committee, and Non-Management Directors.  The Board of Directors has adopted procedures for the Company’s shareholders and other interested parties to communicate regarding (i) accounting, internal accounting controls, or auditing matters to the Board’s Audit Committee and (ii) other matters to the non-management directors of the Board of Directors entitled “Method for Interested Persons to Communicate with Non-Management Directors and Audit Committee Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls, or Auditing Matters.” Communications should be made, pursuant to such procedures, to the Company’s Director of Human Resources at 145 East 40th Street, New York, New York 10016, or by e-mail to HRdir.corpgov@sterlingbancorp.com. The Company also adopted a separate procedure for employees to confidentially communicate concerns regarding questionable accounting and auditing matters on an anonymous basis.

Copies of the Company’s current corporate governance documents, including the Company’s Corporate Governance Guidelines, Code of Ethics, Method for Interested Persons to Communicate with Non-Management Directors, and Excessive or Luxury Expenditure Policy are available at www.sterlingbancorp.com under Corporate Governance. The current charters of the Audit, Corporate Governance and Nominating, and Compensation Committees are available at www.sterlingbancorp.com under Committee Charters. Requests by shareholders for printed versions of these documents should be made to the attention of the Corporate Secretary of the Company.

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Director Fees and Equity Compensation

Directors who are not salaried officers receive fees for attending Board of Directors and committee meetings. Effective January 1, 2012, the Board of Directors approved increases to the fees paid to non-employee directors as a result of an analysis of fees paid to directors of banks of similar size based on the recommendation of the Corporate Governance and Nominating Committee. Prior to January 2012, each director received $1,700 for each board meeting attended and $1,100 for each committee meeting attended. Effective January 1, 2012, each eligible director shall receive a fee of $1,850 for each board meeting attended and $1,200 for each committee meeting attended.

Each eligible director was paid one half of the applicable meeting fee for attendance via telephone. Expenses of directors incurred in traveling to Board of Directors and committee meetings are reimbursed by the Company.

Effective January 1, 2012, the Board of Directors approved an increase to the annual stipends of the chairs of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Prior to January 1, 2012, the Chair of the Audit Committee received an annual stipend of $5,000 for services, and the chairs of the Compensation Committee and Corporate Governance and Nominating Committee received an annual stipend of $2,000 for services. Effective January 1, 2012, the Chair of the Audit Committee shall receive an annual stipend of $6,000 for services, and the chairs of the Compensation Committee and Corporate Governance and Nominating Committees shall receive annual stipends of $3,000.

On March 24, 2011, the Board of Directors granted 2,500 restricted shares to each of the non-management directors, pursuant to the SIP. The shares will vest 25%, 25%, 25% and 25% on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting upon death, disability and change in control. The restricted shares were issued at $9.71 per share, the closing price on the date of the grant, and are not transferable until vested.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2011

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total ($)

Robert Abrams	44,325	24,275	68,600
Joseph M. Adamko	57,175	24,275	81,350
Fernando Ferrer	56,200	24,275	80,475
Allan F. Hershfield	51,200	24,275	75,475
Henry J. Humphreys	66,000	24,275	90,275
Robert W. Lazar	59,100	24,275	83,375
Carolyn Joy Lee	39,475	24,275	63,750
Eugene Rossides	54,100	24,275	78,375

(1)	This column reflects the aggregate grant date fair value of stock awards. The value of the stock awards is based on the per-share price of the Common Stock on the date of grant of $9.71.

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Pre-Approval of Audit and Non-Audit Services

In accordance with the Company’s Audit Committee charter, the Audit Committee pre-approves all audit and audit-related services before the independent registered public accounting firm is engaged by the Company to render such services.

Fees Paid to Auditors

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firms for the years ended December 31, 2011 and December 31, 2010. As shown below, the audit fees paid to Crowe Horwath LLP for 2011 were $525,000.

	Audit and Non-Audit Fees

	Crowe Horwath LLP
	2011	2010

Audit Fees (a)	$525,000	$505,000
Audit-related Fees (b)	100,000	100,000

Total	$625,000	$605,000

(a)	Audit Fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s quarterly reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.
(b)	Audit-related fees primarily comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements in connection with public securities offerings.

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AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter that was originally adopted by the Board of Directors on May 18, 2000, as amended on November 15, 2001, and further amended and restated on November 21, 2003, and amended on March 15, 2005, March 11, 2009 and March 7, 2012. The role of the Audit Committee, as set forth in its charter, is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function and to prepare this report. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange and the Federal securities laws and the rules and regulations promulgated thereunder.

The charter is available at www.sterlingbancorp.com.

As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s annual financial statements and of the Company’s internal control over financial reporting and reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States).

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T and currently in effect. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB and currently in effect, and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management in accordance with the applicable rules and regulations of the SEC and PCAOB implementing the auditor independence requirements prescribed by the Sarbanes-Oxley Act of 2002. Any non-audit services performed by the independent registered public accounting firm during the most recent fiscal year have been specifically pre-approved by the Audit Committee.

The members of the Audit Committee are not employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate (i) accounting and financial reporting principles and policies designed to assure compliance with accounting standards and applicable standards and applicable laws and regulations or (ii) internal control over financial reporting. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the Securities and Exchange Commission.

Dated: March 7, 2012

HENRY J. HUMPHREYS, CHAIR	JOSEPH M. ADAMKO	ROBERT W. LAZAR	EUGENE T. ROSSIDES

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Transactions with the Company and Other Matters

From time to time, officers and directors of the Company and their family members or associates have purchased, or may purchase, short-term notes of the Company and certificates of deposit from the Bank on the same terms available to other persons. The Bank and its mortgage subsidiary also make loans from time to time to related interests of directors and executive officers. Such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Security Ownership of Directors and Executive Officers and Certain Beneficial Owners

The following table sets forth, as of February 16, 2012, holdings of the Company’s Common Shares by each present director and each of the executive officers named in the Summary Compensation Table on page 15 and by all directors and executive officers as a group. The Common Shares are traded on the New York Stock Exchange and the closing price on February 16, 2012 was $9.47 per share.

Name	Number and Nature of Common Shares Beneficially Owned(1)(2)	% of Outstanding Common Shares
Robert Abrams	40,860	*
Joseph M. Adamko	21,543	*
Louis J. Cappelli	773,095	2.50
Fernando Ferrer	15,038	*
Allan F. Hershfield	24,171	*
Henry J. Humphreys	24,236	*
Robert W. Lazar	13,660	*
Carolyn Joy Lee	8,881	*
John C. Millman	402,611	1.30
Eugene T. Rossides	9,500	*
John W. Tietjen	93,695	*
Howard M. Applebaum	58,581	*
Eliot Robinson	42,888	*

All directors and executive officers as a group (13 in group)	1,527,758	4.94

*	Less than 1%
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any Common Shares that such person or group has the right to acquire within 60 days after February 16, 2012. For purposes of computing the percentage of outstanding Common Shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after February 16, 2012 are deemed outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. For information regarding the accelerated vesting and exercisability of options held by two executive officers, see the “Outstanding Equity Awards” table on page 17 and “Director Fees and Equity Compensation” on page 26.
(2)	Each director and officer has sole voting and investment power with respect to the securities indicated above to be owned by him, except that in the case of Messrs. Millman, Tietjen, Applebaum, and Robinson, shares shown as owned include, respectively, 73,862, 17,001, 2,726 and 11,322 Common Shares held in 401(k) plans as to which they have power to direct the vote. The shares shown as owned include as to Messrs. Applebaum and Robinson, 10,000 Common Shares each, and as to all directors and executive officers as a group, 20,000 Common Shares covered by outstanding share options exercisable within 60 days.

In addition, the shares shown as owned by Mr. Adamko include 1,832 Common Shares owned by his wife, beneficial ownership of which he disclaims. The shares shown as owned by Mr. Lazar include 2,741 shares owned indirectly in an Individual Retirement Account. The shares shown as owned by Mr. Cappelli include 711 Common Shares owned by his wife, beneficial ownership of which

29

he disclaims, 6,602 shares owned indirectly in an Individual Retirement Account, and 318,341 Common Shares owned by the Louis J. Cappelli 2009 Grantor Retained Annuity Trust, as to which Mr. Cappelli currently has no voting power or investment power. The shares shown as owned by Mr. Millman include 7,477 shares owned indirectly in an Individual Retirement Account, 291 Common Shares owned by his wife and 1,197 Common Shares owned by his wife’s Individual Retirement Account, beneficial ownership of which he disclaims. The shares shown as owned by Mr. Applebaum include 3,343 shares owned indirectly in an Individual Retirement Account.

The following table sets forth the persons or groups known to the Company to be the beneficial owner of more than five percent of the outstanding Common Shares based upon information provided by them to the Company as of February 16, 2012.

Name and Address	Number and Nature of Common Shares Beneficially Owned (1)		Approximate Percentage of Class

BlackRock, Inc.	2,587,743	(2)	8.37%
40 East 42nd Street
New York, New York 10022

DePrince, Race & Zollo, Inc.	2,427,969	(3)	7.85%
250 Park Avenue South, Suite 250
Winter Park, Florida 32789

Ameriprise Financial, Inc.	2,099,602	(4)	6.79%
145 Ameriprise Financial Center
Minneapolis, Minnesota 55474

Wellington Management Company, LLC	1,870,487	(5)	6.05%
280 Congress Street
Boston, Massachusetts 02210

(1)	See Footnote 1, page 29, for definition of “beneficial ownership.”
(2)	The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G/A filed with the SEC on February 10, 2012 by BlackRock, Inc.
(3)	The number and nature of Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the SEC on February 15, 2012 by DePrince, Race & Zollo, Inc.
(4)	The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G/A filed with the SEC on February 14, 2012 by Ameriprise Financial, Inc.
(5)	The number and nature of Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the SEC on February 11, 2012 by Wellington Management Company, LLC.

Except as set forth above, the Company does not know of any person that owns more than five percent of any class of the Company’s voting securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the review of the Forms 3, 4, and 5 furnished to the Company and certain representations made to the Company, the Company believes that there were no filing deficiencies in 2011 under Section 16(a) of the Securities Exchange Act of 1934 by its directors, executive officers, and 10 percent holders, except for one inadvertent late filing to report a purchase transaction on Form 4 by Fernando Ferrer, director.

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2 — PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2012 and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution ratifying the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm is rejected by the shareholders, then the Audit Committee may reconsider its choice of independent registered public accounting firms. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby that are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholder.

Representatives of Crowe Horwath LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR
THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

3 — APPROVAL OF THE COMPANY’S COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

The Company’s shareholders voted on the advisory approval of the compensation of the Company’s named executive officers at the annual meetings of shareholders held in 2009, 2010 and 2011. In 2011 over 91% of the shares voting “FOR” or “AGAINST” on the proposal voted in favor of the executive compensation program. This voting result and strong shareholder support have been taken into consideration in continuing our compensation policies and programs.

As part of the Company’s commitment to excellence in governance and in accordance with the rules of the SEC promulgated under the Securities Exchange Act of 1934, as amended, the Company is asking you to approve the compensation of the Company’s named executive officers as described under “Executive Compensation – Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Under the SEC’s rules, your vote is advisory and will not be binding upon the Board; however, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements. Your broker is not entitled to vote your shares on this matter if no instructions are received from you. Such broker non-votes, as well as votes to “Abstain,” are not considered votes cast and therefore will have no effect on the vote on this matter. The favorable vote of a majority of the votes cast will constitute approval of this advisory proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE
NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE
2012 ANNUAL MEETING OF SHAREHOLDERS, INCLUDING THE COMPENSATION DISCUSSION AND
ANALYSIS, THE EXECUTIVE COMPENSATION TABLES AND THE RELATED DISCLOSURE
CONTAINED IN THE PROXY STATEMENT.

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4 — ADVISORY VOTE ON FREQUENCY OF THE ADVISORY APPROVAL COMPENSATION OF NAMED EXECUTIVE OFFICERS

As described in item 3, shareholders are being asked to vote to approve the compensation of the Company’s named executive officers, as reported in this proxy statement. In accordance with SEC rules, item 4 gives shareholders the opportunity to cast a non-binding vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual meetings or other meetings for which the Company must include executive compensation information. Shareholders may vote to have the advisory vote on executive compensation every year, every two years, every three years, or may abstain.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. In formulating its recommendation, the Board of Directors considered that an annual advisory vote to approve executive compensation will allow the Company’s shareholders to provide their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

This vote is advisory and not binding on the Board of Directors or the Company in any way, and the Board of Directors may decide that it is in the best interests of our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by shareholders.

Your broker is not entitled to vote your shares on this matter if no instructions are received from you. Such broker non-votes, as well as votes to “Abstain,” are not considered votes cast and therefore will have no effect on the vote on this matter. The favorable vote of a majority of the votes cast will constitute the approval of the amendments to the Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY

TO HOLD THE NON-BINDING VOTE ON FUTURE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS “ONE YEAR.”

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5 — SHAREHOLDER PROPOSAL – INDEPENDENT BOARD CHAIRMAN

The Company has been informed that Mr. Kenneth Steiner, 14 Stoner Avenue, #2M, Great Neck, New York, a beneficial owner of 2,000 shares of the Company’s common stock, intends to introduce at the annual meeting the following resolution:

“RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.”

The shareholder has furnished the following statement:

“When a CEO serves as our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal won 50%-plus support at four major U.S. companies in 2011. James McRitchie and William Steiner have sponsored proposals on this topic which received significant votes.

To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

An independent Chairman policy can improve investor confidence in our company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman – Yes on 5.”

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

This proposal requests that the Board of Directors adopt a policy that the Chairman of the Board of Directors be an independent director who has not previously served as an executive officer of the Company. After careful consideration, the Board of Directors recommends that you vote against this proposal because it believes that the Company and its shareholders would not be best served by limiting the Board of Directors’ ability to determine the most effective leadership structure for the Company, based upon its evaluation of what is best for the Company and its shareholders at that point in time.

The Board of Directors has considered the matter and believes that the decision as to who should serve as Chairman and CEO, and whether the roles should be combined or separate is properly the decision of the Board of Directors. The members of the Board of Directors who possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, are in the best position to evaluate the needs of the Company and how best to organize the capabilities of the directors and the Chief Executive Officer to meet those needs.

The Board of Directors is composed of independent, active and effective directors. The directors, including the Chairman, are also bound by fiduciary obligations under law to act in a manner that they believe to be in the best interests of the Company and its shareholders. Separating the offices of Chairman and Chief Executive Officer would not serve to augment or diminish this fiduciary duty. Moreover, requiring that the Chairman be an independent director is not necessary to insure that the Board of Directors provides independent and effective oversight of the Company’s business and affairs. Such oversight is maintained through the composition of the Board of Directors, the strong leadership and engagement of our independent directors and Board committees and our corporate governance structures and processes already in place.

The Board of Directors has adopted many governance practices to promote the independence of the board and effective oversight and management, including having eight of ten members of the Board of Directors who are independent directors, and having the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee consist solely of independent directors. Consequently the independent directors directly and vigorously oversee such critical matters as the integrity of the Company’s financial statements. The independent directors meet in executive session when appropriate.

Based on the foregoing, the Board of Directors believes that adopting a policy that requires an independent chairman would unduly limit the Board of Directors in determining the leadership structure that is in the best interests of the Company and its

33

shareholders at any particular point in time. For these reasons, the Board of Directors opposes adopting a policy to require an independent chairman.

The Sterling Bancorp Board of Directors recommends that you vote “AGAINST” this proposal because it believes that the Company and its shareholders are best served by the Board retaining the flexibility to determine and select the best leader for the Board and that most effective leadership structure for the Company at the present time is for Mr. Cappelli to serve as both Chairman and CEO.

Required Vote

Approval of the proposal requires the affirmative vote of a majority of holders of Common Shares outstanding and entitled to vote at the annual shareholders meeting. Your broker is entitled to vote your shares on this matter if no instructions are received from you. If you broker nonetheless chooses not to vote your shares, however, any such broker non-vote, as well as a vote to “Abstain” will have the effect of a vote “Against” this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST THE
PROPOSAL THAT THE CHAIRMAN OF THE BOARD OF DIRECTORS BE AN INDEPENDENT DIRECTOR.

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GENERAL

2013 Annual Meeting

Any shareholder who may desire to submit a proposal under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in the Company’s proxy and proxy statement for the 2013 Annual Meeting of Shareholders, currently scheduled to be held on Thursday, May 2, 2013, must present such proposal in writing to the Company at 650 Fifth Avenue, New York, New York 10019-6108, Attention: Debra A. Ashton, Corporate Secretary, no later than the close of business on December 5, 2012. Under the Company’s Bylaws, any shareholder who desires to submit a proposal outside of the process provided by the SEC’s shareholder proposal rule (Rule 14a-8) or desires to nominate a director at the 2013 Annual Meeting of Shareholders must provide timely notice thereof in the manner and form required by the Company’s Bylaws by March 3, 2013 (but not before February 2, 2013). If the date of the 2013 Annual Meeting should change, such deadlines under the Company’s Bylaws would also change.

Other

Management knows of no other business to be presented to the Annual Meeting of Shareholders, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the Board of Directors’ recommendations.

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies by personal interview, telephone, or electronic mail. The Company reimburses brokerage houses, custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. The Company has retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $4,000, plus expenses, for these services.

The Annual Report to Shareholders (which is not a part of the proxy soliciting material) for the fiscal year ended December 31, 2011 accompanies this proxy statement.

The Company filed its Annual Report on Form 10-K with the SEC on March 9, 2012. A copy of the annual report for the fiscal year ended December 31, 2011, including the financial statements and schedules thereto, will be furnished, without charge, to any shareholder sending a written request therefor to John W. Tietjen, Executive Vice President and Chief Financial Officer, Sterling Bancorp, 650 Fifth Avenue, New York, New York 10019-6108.

As permitted by applicable law, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Investor Relations, at our corporate offices, 650 Fifth Avenue, New York, New York 10019-6108 or by telephone at (212) 757-3300.

Sterling Bancorp

Dated: April 4, 2012

NOTICE OF INTERNET AVAILABILITY

The Company’s proxy statement and annual report are available at www.sterlingbancorp.com.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Sterling Bancorp

INTERNET
http://www.proxyvoting.com/stl
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
19938

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, FOR 1 YEAR ON PROPOSAL 4 AND AGAINST PROPOSAL 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

	FOR All Nominees	WITHHOLD For all Nominees	*EXCEPTIONS
1. ELECTION OF DIRECTORS	☐	☐	☐

01 Robert Abrams, 02 Joseph M. Adamko,
03 Louis J. Cappelli, 04 Fernando Ferrer,
05 Allan F. Hershfield, 06 Henry J. Humphreys,
07 Robert W. Lazar, 08 Carolyn Joy Lee,
09 John C. Millman, 10 Eugene Rossides

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

	FOR	AGAINST	ABSTAIN
3. Advisory approval of the compensation of the Company's named executive officers.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SHAREHOLDER APPROVAL EVERY 1 YEAR.

	1 year	2 years	3 years	Abstain
4. Frequency of advisory approval on executive compensation.	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE FOLLOWING SHAREHOLDER PROPOSAL.

	FOR	AGAINST	ABSTAIN
5. Independent Board Chairman.	☐	☐	☐

6. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE MANNER DIRECTED HEREIN. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example ☒

Please mark, date, and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

Signature ____________________ **Signature** ____________________ **Date** __________

To the Shareholders of Sterling Bancorp:

A Reminder

Please complete the enclosed Proxy and return it in the postage paid envelope, or vote via the toll free telephone number or via the Internet, as instructed on the Proxy.

The Company's proxy statement and annual report are available over the Internet at www.sterlingbancorp.com

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

STERLING BANCORP

ANNUAL MEETING OF SHAREHOLDERS, THURSDAY, MAY 3, 2012

The undersigned appoints Louis J. Cappelli, Allan F. Hershfield and Henry J. Humphreys, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on Thursday, May 3, 2012, at The University Club, One West 54th Street, New York, New York 10019, at 10:00 A.M. Eastern Time and all adjournments thereof, hereby revoking any proxy heretofore given.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO#
19938